FINAL

                           PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                         MARRIOTT CONTINUING CARE, LLC,

                                   as Seller,

                                       and

                          MARRIOTT INTERNATIONAL, INC.,

                                       and

                             CNL RETIREMENT MA3, LP,

                                  as Purchaser

                                   dated as of

                                DECEMBER __, 2002

                     CLOSING IN 2003 (QUADRANGLE & FAIRFAX)






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SECTION 1.            DEFINITIONS................................................................................2

SECTION 2.            PURCHASE-SALE AND LEASE; DILIGENCE.........................................................9

                      2.1      Purchase-Sale and Lease...........................................................9

                      2.2      Diligence Inspections.............................................................9

                      2.3      Title Matters....................................................................10

                      2.4      Survey...........................................................................11

                      2.5      Environmental Reports............................................................11

                      2.6      Taking and Casualty..............................................................12

                      2.7      Material Adverse Changes.........................................................13

                      2.8      MSLS Purchaser...................................................................14

SECTION 3.            PURCHASE AND SALE.........................................................................14

                      3.1      Closing..........................................................................14

                      3.2      Purchase Price...................................................................15

SECTION 4.            CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE.............................................15

                      4.1      Property Transferees.............................................................15

                      4.2      Closing Documents................................................................15

                      4.3      Condition of Properties..........................................................17

                      4.4      Title Policies and Surveys.......................................................17

                      4.5      FF&E Schedule....................................................................17

                      4.6      Permit Transfers.................................................................17

                      4.7      Other............................................................................18

                      4.8      Five-Pack Unwind Agreement.......................................................18

                      4.9      MA2 - 2002 Purchase Agreement....................................................19

                      4.10     MA2 - 2003 Purchase Agreement....................................................19

                      4.11     MA3 - 2002 Purchase Agreement....................................................19

                      4.12     MA3 - 2003 Purchase Agreement....................................................19

                      4.13     SPA Conditions...................................................................19

                      4.14     Quadrangle Board.................................................................19

                      4.15     Assumption and Reimbursement Agreement...........................................19

                      4.16     Mortgages........................................................................19

SECTION 5.            CONDITIONS TO SELLER'S OBLIGATION TO CLOSE................................................20

                      5.1      Purchase Price...................................................................20

                      5.2      Closing Documents................................................................20

                      5.3      Five-Pack Unwind Agreement.......................................................20

                      5.4      MA2 - 2002 Purchase Agreement....................................................20

                      5.5      MA2 - 2003 Purchase Agreement....................................................20

                      5.6      MA3 - 2002 Purchase Agreement....................................................20

                      5.7      MA3 - 2003 Purchase Agreement....................................................20

                      5.8      SPA Conditions...................................................................21

                      5.9      Quadrangle Board.................................................................21

                      5.10     Assumption and Reimbursement Agreement...........................................21

                      5.11     Mortgages........................................................................21

SECTION 6.            REPRESENTATIONS AND WARRANTIES OF MI......................................................21

                      6.1      Status and Authority of Seller...................................................22

                      6.2      Status and Authority of MI.......................................................22

                      6.3      Employees........................................................................22

                      6.4      Existing Agreements..............................................................22

                      6.5      Tax Returns......................................................................23

                      6.6      Action of MI and Seller .........................................................23

                      6.7      No Violations of Agreements......................................................23

                      6.8      Litigation.......................................................................23

                      6.9      Not A Foreign Person.............................................................24

                      6.10     Construction Contracts: Mechanics' Liens.........................................24

                      6.11     Permits, Licenses................................................................24

                      6.12     Hazardous Substances.............................................................24

                      6.13     Insurance........................................................................24

                      6.14     Financial Information............................................................25

                      6.15     Contracts........................................................................25

                      6.16     Title to FF&E....................................................................25

                      6.17     FF&E.............................................................................25

                      6.18     No Proffers......................................................................25

                      6.19     No Violations....................................................................25

                      6.20     Separate Tax Parcel..............................................................25

                      6.21     No Defaults......................................................................25

                      6.22     American with Disabilities Act...................................................26

                      6.23     Intentionally omitted............................................................26

                      6.24     Medicare Certification...........................................................26

                      6.25     Cost Reports.....................................................................26

SECTION 7.            REPRESENTATIONS AND WARRANTIES OF PURCHASER...............................................27

                      7.1      Status and Authority of Purchaser................................................28

                      7.2      Action of Purchaser..............................................................28

                      7.3      No Violations of Agreements......................................................28

                      7.4      Litigation.......................................................................28

SECTION 8.            COVENANTS OF MI AND SELLER................................................................29

                      8.1      Compliance with Laws.............................................................29

                      8.2      Construction.....................................................................29

                      8.3      Insurance........................................................................29

                      8.4      Cost Reports; Medicare Receivables and Liabilities...............................29

SECTION 9.            APPORTIONMENTS............................................................................29

                      9.1      Apportionments...................................................................29

                      9.2      Closing Costs....................................................................30

SECTION 10.           LIMITATIONS ON LIABILITY..................................................................31

                      10.1     Default by Seller................................................................31

                      10.2     Default by Purchaser.............................................................32

                      10.3     Intentionally omitted............................................................32

                      10.4     Limitations on Liability.........................................................32

SECTION 11.           MISCELLANEOUS.............................................................................33

                      11.1     Agreement to Indemnify...........................................................33

                      11.2     Brokerage Commissions............................................................34

                      11.3     Publicity........................................................................35

                      11.4     Notices..........................................................................35

                      11.5     Waivers, Etc.....................................................................37

                      11.6     Assignment; Successors and Assigns...............................................37

                      11.7     Severability.....................................................................37

                      11.8     Counterparts, Etc................................................................37

                      11.9     Governing Law; Jurisdiction; Waiver of Jury Trial................................38

                      11.10    Performance on Business Days.....................................................38

                      11.11    Attorneys' Fees..................................................................38

                      11.12    Relationship.....................................................................38

                      11.13    Section and Other Headings.......................................................38

                      11.14    Disclosure.......................................................................39

                      11.15    Acknowledgment of the Financial Condition of the Parties.........................39
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                                LIST OF SCHEDULES

Schedule A                 Description of Properties

Schedule B                 Permitted Encumbrances

Schedule C                 Allocation of Purchase Price

Schedule D                 Venture Organizational Chart

Schedule E-1               Description of The Quadrangle, PA Property

Schedule E-2               Description of Fairfax Marriott LifeCare, VA Property

Schedule F                 Title Commitments

Schedule G                 Surveys

Schedule H                 List of Environmental Reports

Schedule I                 Form of Special Warranty Deed

Schedule J                 Form of Assignment of Contracts

Schedule K                 Form of Assignment of Intangible Property

Schedule L                 Form of Assignment of Purchase Contract to Applicable Property Transferee

Schedule M                 Form of Warranty Bill of Sale

Schedule N                 Form of Substitute Architect's Certificate

Schedule O                 Form of Substitute Engineer's Certificate

Schedule P                 FF& E Schedule

Schedule Q                 Purchaser's Title and Survey Objections

Schedule R                 Purchaser's Environmental Report Objections

Schedule S                 List of Litigation Matters

Schedule T                 Term Sheet for Lease


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                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of December ___, 2002 (the "Effective Date"), by and among (i) MARRIOTT CONTINUING CARE, LLC, a Delaware limited liability company ("Seller"), (ii) CNL RETIREMENT MA3, LP, a Delaware limited partnership, or assigns ("Purchaser"), (iii)
MARRIOTT INTERNATIONAL, INC., a Delaware corporation ("MI") and (iv) CNL RETIREMENT PROPERTIES, INC., a Delaware corporation ("CNL Parent").

                              W I T N E S S E T H:


         WHEREAS, the Seller (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Section
1) is the owner of the two (2) assisted living/senior living/continuing care facilities more particularly described on Schedule A attached hereto and by this reference made a part hereof (each a "Property" and together, the "Properties"); and

         WHEREAS, Purchaser is a limited partnership (the "Master LP") in which CNL Retirement Partners, LP, a Delaware limited partnership ("CNL RP") or its Affiliates own a 1.0% general partnership interest and a 99% limited partnership interest, respectively, which Master LP and its Affiliates own a 100% interest in each of two (2) separate limited partnerships (each a "Property Transferee") that will each purchase one of the Properties and thereby acquire all of the Seller's right, title and interest in and to the Properties, with each Property Transferee, as landlord, entering into a lease with the Seller, as tenant, with respect to each of the two (2) Properties; and

         WHEREAS, the Seller, MSLS (as predecessor of the Seller) and Marriott Retirement Communities - Haverford, Inc. (as predecessor to MSLS), have from time to time issued and may continue to issue to residents of the Pennsylvania Property and to certain other Persons in connection with continuing care arrangements at the Pennsylvania Property obligations known as "Lifecare Bonds" to be further described in the Assumption and Reimbursement Agreement (the "Quadrangle Lifecare Bonds"); and

         WHEREAS, the Seller, MSLS (as predecessor of the Seller) and Marriott Retirement Communities - Fairfax, Inc. (as predecessor to MSLS), have from time to time issued and may continue to issue to residents of the Virginia Property and to certain other Persons in connection with continuing care arrangements at the Virginia Property obligations known as "Lifecare Bonds" to be further described in the Assumption and Reimbursement Agreement (the "Fairfax Lifecare Bonds" and collectively with the Quadrangle Lifecare Bonds, the "Lifecare Bonds"); and

         WHEREAS, pursuant to certain Lifecare Agreements of Undertaking and a certain Host Marriott Indemnity Agreement (collectively, the "Parent Lifecare Obligations") to be further described in the Assumption and Reimbursement Agreement, MI has agreed to provide all financial and other support that Seller may require to comply with its obligations under the Lifecare Bonds and related to certain continuing care agreements relating to the Properties; and

         WHEREAS, the parties desire that Seller and MI assign their obligations under the Lifecare Bonds and the Lifecare Undertakings (as such term is to be defined in the Assumption and Reimbursement Agreement), respectively, and any and all other obligations of MI and the Seller and their Affiliates relating to residents at the Properties, to the Applicable Property Transferees and to CNL Parent, and the Applicable Property Transferees and CNL Parent agree to, jointly and severally, assume and perform all of such obligations of MI and the Seller and any of their Affiliates; and

         WHEREAS, the parties desire that simultaneously with the Closing of the transactions contemplated under this Agreement, each Applicable Property Transferees enter into a Mortgage and Security Agreement or Deed of Trust, as applicable, for the benefit of MI and such other parties to the Mortgage dated as of the Closing Date (each a "Mortgage") granting such first priority mortgagee or mortgagees a lien on and security interest in the Properties, as applicable as security for their obligations to MI and/or Seller under the Assumption and Reimbursement Agreement; and

         WHEREAS, the Seller desires to sell to the Property Transferees the Properties and thereby convey all right, title and interest in the Properties, upon the terms and conditions hereinafter set forth; and

         WHEREAS, Seller desires to lease the Properties back from the Property Transferees.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Seller, MI, and Purchaser hereby agree as follows:

SECTION 1.  DEFINITIONS.

         Capitalized terms used in this Agreement and not defined elsewhere herein shall have the meanings set forth below, in the Section of this Agreement referred to below, or in such other document or agreement referred to below:

         "Act of Bankruptcy" shall mean: (i) if a party hereto or any general partner thereof or Tenant shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all of or a substantial part of its property; (b) admit in writing its inability to pay its debts as they become due; (c) make a general assignment for the benefit of its creditors; (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect); (e) be adjudicated a bankrupt or insolvent; (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts;
(g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect); or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or (ii) if the proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof or Tenant in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner or Tenant; (2) the appointment of a receiver, custodian, trustee or liquidator for such party or general partner or Tenant or all or any substantial part of its assets; or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or (iii) an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereinafter in effect), judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) consecutive days.

         "Affiliate" shall mean any Person owned by, under common control with or controlled, directly or indirectly, by another Person. For the purposes of this Agreement, an "Affiliate" shall also mean and include a parent Entity, or the Person which controls (directly or indirectly) another Person. The plural of Affiliate is "Affiliates".

         "Agreement" shall mean this Purchase and Sale Agreement, together with the Schedules attached thereto, as it and they may be amended from time to time as herein provided.

         "Applicable Property Transferee" shall mean, with respect to each Property, the Property Transferee that acquires title to such Property at the Closing. The Applicable Property Transferee for each Property shall be as follows: (i) the Applicable Property Transferee with respect to the Pennsylvania Property shall be CNL Retirement MA3 Pennsylvania, LP, a Delaware limited partnership; and (ii) the Applicable Property Transferee with respect to the Virginia Property shall be CNL Retirement MA3 Virginia, LP, a Delaware limited partnership.

         "As-Built Drawings" shall mean, with respect to each Property, the final "as-built" plans and specifications for the Improvements located on such Property, which are to be furnished by the Seller to Purchaser pursuant to
Section 4.2 of this Agreement.

         "Assets" shall mean, with respect to each Property, all of the FF&E, the Contracts and the Intangible Property, collectively, owned as of the Closing Date by Seller in connection with or relating to such Property, other than any Excluded Assets.

         "Assumption and Reimbursement Agreement" shall mean that certain Assumption and Reimbursement Agreement to be negotiated by the parties and dated as of the Closing Date pursuant to which, among other things, (i) the Seller shall assign all of its obligations under the Lifecare Bonds to the Applicable Property Transferees and/or its Affiliate, such Applicable Property Transferees and/or its Affiliate shall accept such assignment, shall irrevocably assume such obligations and shall unconditionally agree to pay or otherwise discharge such assumed obligations assigned to such Applicable Property Transferees and/or its Affiliate when and as the same may be due, (ii) MI shall assign the obligations of MI, Host Marriott Corporation and any of their Affiliates under the Parent Lifecare Obligations and any other obligations of MI, Host Marriott Corporation and any of their Affiliates relating to the continuing care arrangements at the Properties to CNL Parent, the CNL Parent shall accept such assignment, shall irrevocably assume such obligations and shall unconditionally agree to pay or otherwise discharge such obligations when and as the same may be due and (iii) CNL Parent shall have assumed any and all other commitments and obligations of the Seller, MI, Host Marriott Corporation or their Affiliates relating to the Lifecare Bonds and the Parent Lifecare Obligations.

         "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Maryland are authorized by law or executive action to close.

         "Closing" shall have the meaning given such term in Section 3.1.

         "Closing Date" shall have the meaning given such term in Section 3.1.

         "CNL Guaranty" shall mean, that certain Guaranty to be entered into by CNL RP for the benefit of Tenant, in respect of the Lease and guarantying the landlord's obligations under the Lease, in form substantially similar to the form of the CNL Guaranty as defined in the MA3 - 2003 Purchase Agreement as it may be adjusted to reflect the provisions of the Lease.

         "Contracts" shall mean, with respect to each Property, (a) equipment leases relating to telephone switches and voice mail benefiting the Property and to which Seller or its Affiliates is a party, (b) any other equipment leases to which Seller or its Affiliates is a party that benefit the Property, are disclosed in writing to Purchaser on or before the Closing, are reasonably acceptable to Purchaser and are to survive the Closing, and (c) any Medicare provider agreements.

         "Controlling Interest" shall mean: (a) as to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the Entity (through ownership of such shares or by contract), and (b) as to an Entity not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Entity.

         "Cost Report" shall mean the Medicare cost report required to be filed, as of the end of a provider cost year or for any other required period, including, without limitation, a terminating cost report, with the Centers for Medicare & Medicaid Services.

         "Effective Date" shall have the meaning set forth in the preamble to this Agreement.

         "Entity" shall mean any corporation, general or limited partnership, limited liability company, partnership, stock company or association, joint venture, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency or political subdivision thereof or any other entity.

         "Environmental  Reports"  shall  have the  meaning  given  such term in
Section 2.5.

         "Excluded Assets" shall mean, with respect to each Property: (i) any right, title or interest in any name containing any of the names "Marriott," "Brighton Gardens," "Maple Ridge, "Hearthside," and other marks used, or that may in the future be used, by MI, Tenant or their Affiliates (and MI and/or Tenant shall have the right to remove any such name or mark appearing on any signage or other property pursuant to the terms of the Lease); (ii) all property owned by the Seller or any of its Affiliates, not normally located at the Property and used, but not exclusively, in connection with the operation of such Property; (iii) any FAS associated with the Property; (iv) any Inventories located at the Property; (v) all items, tangible or intangible, consisting of Proprietary Information; (vi) computer software; (vii) all books, ledger sheets, files and records; (viii) all contracts pertaining to the operation of the Property other than the Contracts; and (ix) any software, manuals, brochures or directives used by the Seller or any of its Affiliates, in the operation of the Property.

         "Fairfax Lifecare Bonds" shall have the meaning assigned to that term in the Recitals.

         "FAS" shall mean "fixed asset supply," which are generally understood as supply items included within "Property and Equipment" under GAAP, including, but not limited to, linen, china, glassware, silver, uniforms, and similar items, whether used in connection with public space or in resident rooms.

         "FF&E" shall mean, with respect to each Property, all appliances, machinery, devices, fixtures, appurtenances, equipment, furniture, furnishings and articles of tangible personal property of every kind and nature whatsoever owned by the Seller or any of its Affiliates, and located in or at, or used in connection with the ownership, operation or maintenance of, such Property, other than motor vehicles, but in any event excluding any Excluded Assets.

         "FF&E Schedule" shall have the meaning given such term in Section 4.5.

         "Financing" shall mean the initial first mortgage financing for the Properties obtained by the Applicable Property Transferees after the Closing Date. All amounts due and payable under the Financing, together with all costs associated therewith, shall be a Purchaser expense.

         "Five Pack Unwind Agreement" shall mean the Purchase Agreement Regarding Limited Partnership Interest in CNL Retirement MA1, LP, a Delaware limited partnership ("MA1"), entered into by and between MSLS and CNL RP with respect to the purchase of a twenty-three and one quarter percent (23.25%) limited partnership interest in MA1 from MSLS.

         "Improvements"   shall  mean,  with  respect  to  each  Property,   all
buildings, fixtures, walls, fences, landscaping and other structures and improvements situated on, affixed or appurtenant to the Real Property, including, but not limited to, all pavement, access ways, curb cuts, parking, kitchen and support facilities, meeting and conference rooms, swimming pool facilities, recreational amenities, office facilities, drainage system and facilities, air ventilation and filtering systems and facilities and utility facilities and connections for sanitary sewer, potable water, irrigation, electricity, telephone, cable television and natural gas, if applicable, to the extent the same form a part of such Property and all appurtenances thereto acquired by the Applicable Property Transferee in connection with Applicable Property Transferee's acquisition of such Property pursuant to the terms of this Agreement.

         "Intangible Property" shall mean, with respect to each Property, all transferable or assignable (a) Permits, and (b) certificates, licenses, warranties, guarantees and Contracts held by Seller and/or its Affiliates, other than (x) the Excluded Assets and (y) such Permits which are to be held by, acquired by, or transferred to, the Tenant in order to permit the Tenant to operate such Property in accordance with the terms of the Lease.

         "Inventories" shall mean "Inventories" as defined by GAAP such as, but not limited to, provisions in storerooms, refrigerators, pantries and kitchens; medical supplies; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

         "Lease" shall mean, with respect to each Property, the "triple net" lease agreement to be entered into at the Closing by the Applicable Property Transferee and the Tenant, in the form substantially similar to the Lease dated April 20, 2000 by and between CNL RP, as landlord and BG Orland Park, LLC, as tenant, relating to the senior living facility in Orland Park, Illinois as adjusted to reflect the provisions of this Agreement and the lease term sheet described in Schedule T. "Lifecare Agreements of Undertaking" shall mean, collectively, the Lifecare Agreements of Undertaking pursuant to which MI has agreed to provide all financial and other support that Seller may require to comply with its obligations under the Lifecare Bonds and related Continuing Care Agreements as to be further described in the Assumption and Reimbursement Agreement.

         "Lifecare Bonds" shall mean collectively, the Fairfax Lifecare Bonds and the Quadrangle Life Care Bonds.

         "MA2 - 2002 Purchase Agreement" shall mean that certain Purchase and Sale Agreement dated as of December 20, 2002 by and among MSLS and MSLS-MapleRidge, Inc., a Delaware corporation, (collectively, as the sellers), MI, Eight Pack Management Corp., a Delaware corporation, as tenant, CNL RP and CNL Retirement MA2, LP, a Delaware limited partnership (as purchaser).

         "MA2 - 2003 Purchase Agreement" shall mean that certain Purchase and Sale Agreement dated as of December 20, 2002, by and among MSLS (as the seller), MI, Eight Pack Management Corp., a Delaware corporation, as tenant, and CNL Retirement MA2, LP, a Delaware limited partnership (as purchaser).

         "MA3 - 2002 Purchase Agreement" shall mean that certain Purchase and Sale Agreement dated as of December 20, 2002, by and among MSLS and ROCK Lynnwood/Snohomish Partners, LP, a Delaware limited partnership (collectively, as the sellers), MI, Eleven Pack Management Corp., a Delaware corporation, as tenant, and CNL Retirement MA3, LP, a Delaware limited partnership (as purchaser).

         "MA3 - 2003 Purchase Agreement" shall mean that certain Purchase and Sale Agreement dated as of December 20, 2002, by and among MSLS and
MSLS-MapleRidge, Inc., a Delaware corporation (collectively, as the sellers), MI, Eleven Pack Management Corp., a Delaware corporation, as tenant, and CNL Retirement MA3, LP, a Delaware limited partnership (as purchaser).

         "Mortgages" shall have the meaning assigned to that term in the Recitals, and each of the Mortgages shall also be referred to individually as a "Mortgage."

         "MSLS" shall mean Marriott Senior Living Services, Inc., a Delaware corporation.

         "MSLS Purchaser" shall mean any operator in the business of managing and operating senior living residence facilities and communities which operator is mutually agreeable to Purchaser and MI to purchase the stock of MSLS from MI and/or its Affiliates.

         "Operator's Standards" shall mean the (A) operational standards (for example, staffing levels, resident care and health care policies and procedures) and (B) physical standards (for example, quality of FF&E, frequency of FF&E replacement) of a first class continuing care facility of comparable type, size, age and market orientation as the Properties.

         "Pennsylvania Property" shall mean the Property located in Haverford, PA, more specifically described on Schedule E-1.

         "Permits" shall mean, with respect to each Property, all governmental permits and approvals, including licenses and authorizations, required for the construction, ownership and operation of the assisted living/senior living/continuing care facilities within and on the Improvements, including without limitation healthcare regulatory licenses, skilled nursing facility licenses, residential care for the elderly licenses, assisted living licenses, continuing care retirement community permits, continuing care provider permits, occupational licenses and/or qualifications to do business, Medicare and/or Medicaid certifications, certificates of need, certificates of authority, certificates of occupancy, building permits, signage permits, site use approvals, zoning certificates, environmental and land use permits, and any and all necessary approvals from state or local authorities and other approvals granted by any public body or by any private party pursuant to a recorded instrument relating to such Property and such assisted living/senior living/continuing care facilities.

         "Permitted Encumbrances" shall mean, with respect to each Property: (a) any and all matters affecting title to the Property as shown on Schedule B hereto; (b) liens for taxes, assessments and governmental charges with respect to the Property not yet due and payable or due and payable but not yet delinquent; (c) applicable zoning regulations and ordinances and other governmental laws, ordinances and regulations provided the same do not prohibit or impair in any material respects the use of the Property as an assisted living/senior living/continuing care facility, as contemplated by this Agreement; (d) such other nonmonetary encumbrances which do not, in Purchaser's reasonable opinion, impair marketability, prohibit or impair in any material respect the use of the Property as a fully functioning assisted living/senior living/continuing care facility as contemplated by this Agreement, or impose any additional material costs or expenses on the Tenant, or Purchaser; (e) any utility, drainage or other easements which are customary in connection with (or which reasonably serve) the Improvements (provided that the same do not lie under any building unless the easements are not necessary for the Property and can be vacated) and with respect to which there are no material violations as of the Closing Date; (f) the Lease for the Property; (g) such other nonmonetary encumbrances with respect to the Property which are not objected to by Purchaser in accordance with Sections 2.3 and 2.4; and (h) such matters as are disclosed by the Surveys.

         "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

         "Pooling Agreement" shall mean a Pooling Agreement to be entered into at the Closing by the Applicable Property Transferee and Tenant in a form substantially similar to the Pooling Agreement attached as a schedule to the MA3-2003 Purchase Agreement as adjusted to reflect the provisions of this Agreement.

         "Property" shall mean any of the Real Property, Improvements and Assets, inclusive, with respect to each of the two (2) continuing care facilities identified in Schedule A hereto, as the case may be and/or the context shall require. For the purposes of this Agreement, the term "Properties" shall mean and refer to all of the foregoing collectively.

         "Property Transferee" shall mean each entity that acquires title at the Closing to one or more of the Properties.

         "Proprietary Information" shall mean (a) all computer software and accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than that which is commercially available, which are used by MI, the Seller, the Tenant or any Affiliate thereof in connection with the property management system and all future electronic systems developed by MI, the Seller, the Tenant or any Affiliate thereof for use with respect to any Property, (b) all manuals, brochures and directives used by MI, the Seller, the Tenant or any Affiliate thereof with respect to the procedures and techniques to be used in operating any Property, (c) customer lists, and (d) employee records which must remain confidential either under applicable legal requirements or under reasonable corporate policies of MI, the Seller, the Tenant or any Affiliate thereof.

         "Purchaser" shall mean CNL Retirement MA3, LP, a Delaware limited partnership, and its permitted successors and assigns.

         "Purchase Price" shall mean the amount to be paid by Purchaser to Seller for the Properties, set forth on Schedule C hereto. The Purchase Price also shall be subject to adjustments, credits and prorations as provided herein.

         "Quadrangle Lifecare Bonds" shall have the meaning assigned to such term in the Recitals.

         "Real Property" shall mean, with respect to each Property, the real property described in the applicable Schedules E-1 through E-2 hereto, together with all easements, rights of way, privileges, licenses and appurtenances which the Seller may now own or hereafter acquire with respect thereto, less any portion or portions thereof taken by way of an Immaterial Taking.

         " Seller " shall mean MCC.

         "SPA" shall mean any Stock Purchase Agreement by and between (i) MI, and any applicable Affiliates and (ii) a MSLS Purchaser for the purchase and sale of the stock of MSLS.

         "SPA Conditions" shall mean the conditions precedent to the obligations of MSLS Purchaser to purchase the stock of MSLS pursuant to the terms of the SPA and the conditions precedent to the obligations of MI and/or its Affiliates to sell the stock of MSLS to MSLS Purchaser pursuant to the terms of the SPA.

         "Tenant" shall mean MCC, or an Affiliate of MCC which is directly or indirectly wholly owned by MSLS.

         "Title Commitments" shall have the meaning given such term in Section 2.3.

         "Title Company" shall mean First American Title Insurance Company or such other title insurance company as shall have been approved by Purchaser and the Seller.

         "Virginia Property" shall mean the Property located in Ft. Belvoir, VA, more specifically described in Schedule E-2.

SECTION 2. PURCHASE-SALE AND LEASE; DILIGENCE.


         2.1 Purchase-Sale and Lease. Purchaser hereby agrees to purchase from Seller and Seller hereby agrees to sell to Purchaser, the Properties for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement. Also in consideration of the mutual covenants herein contained, upon, and subject to, acquisition by Purchaser of the Properties, Purchaser hereby agrees to simultaneously lease to the Tenant, and MI hereby agrees to cause Tenant to simultaneously lease from Purchaser, each of such Properties purchased by Purchaser, on the terms and conditions of the Lease applicable thereto, and in accordance with the terms of this Agreement. Also in consideration of the mutual covenants herein contained, Seller hereby agrees to convey to Purchaser the existing FAS associated with the Properties and the existing Inventories located at the Properties, on the terms and conditions set forth herein, together with the working capital associated with or set aside associated with the Properties at the Closing.

         2.2 Diligence Inspections.

              (a) Except as otherwise expressly provided to the contrary in this Agreement, Purchaser has approved (or are deemed to have approved for purposes of this Agreement) the Properties in each of its "AS IS, WHERE IS" condition as of the Effective Date.

              (b) Purchaser has approved (or shall be deemed to have approved for purposes of this Agreement) each Property in its "as is, where is" condition as of the Effective Date and as of the Closing Date, subject to the representations, warranties, terms and conditions of this Agreement. Prior to the Closing, and on the terms and conditions set forth below, Purchaser shall have the right to inspect the Properties and investigate the conditions of the Properties, including without limitation, the environmental, geotechnical, physical, market and economic conditions thereof. To the extent that, in connection with such investigations, the Purchaser, or its agents, representatives or contractors, damages or disturbs any of the Properties, the Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. The Purchaser shall indemnify, defend and hold harmless the Seller from and against any and all expense, loss or damage (including, without limitation, reasonable attorneys' fees) which the Seller may incur as a result of any act or omission of the Purchaser or its representatives, agents or contractors in connection with any such inspections and investigations, other than any expense, loss or damage arising from any act or omission of the Seller. The foregoing indemnification agreement shall, with respect to each Property, survive the termination of this Agreement or the Closing hereunder for a period of twelve (12) months.

2.3      Title Matters.

              (a) Prior to the date hereof, Purchaser has obtained a current title commitment for an ALTA extended owner's policy and ALTA leasehold policy of title insurance with respect to each Property, together with complete and legible copies of all instruments and documents referred to as exceptions to title (collectively, the "Title Commitments"), and has given the Seller notice of all title exceptions to which the Purchaser objects, which notice is more particularly described on Schedule Q attached hereto and by this reference incorporated herein. If, for any reason, the Seller is unable or unwilling to take such actions as may be required to cause such exceptions to be removed from the Title Commitments, the Seller shall give the Purchaser notice thereof; it being understood and agreed that the failure of the Seller to give such notice within twentieth (20) days after the Effective Date shall be deemed an election by the Seller not to remedy such matters. If the Seller shall be unwilling or unable to remove any title defects to which the Purchaser has objected, the Purchaser may elect (i) to terminate this Agreement, in which event this Agreement shall be of no further force and effect, except with respect to provisions hereof which by their express terms survive a termination of this Agreement and each party to this Agreement shall pay for its own out of pocket expenses incurred in respect of the Properties, or (ii) to consummate the transactions contemplated hereby, notwithstanding such title defect(s), without any abatement or reduction in the Purchase Price on account thereof. The Purchaser shall make any such election by written notice to the Seller given on or prior to the twentieth (20th) day after the Seller's notice of its inability or unwillingness to cure such defect. Failure of the Purchaser to give such notice of its election in accordance with clause (i) above shall be deemed an election by the Purchaser to proceed in accordance with clause (ii) above. Notwithstanding the foregoing, the Seller shall cause all mortgages, deeds of trust and other monetary liens encumbering the Properties to be released at or prior to the Closing; provided, however, such liens may continue to encumber the Property at Closing if the Title Company is willing to insure over such liens in a manner acceptable to Purchaser and such liens are released promptly following the Closing. The Seller's obligation to cause the release of any such liens pursuant to the immediately preceding sentence shall survive Closing. Upon completion of the procedures set forth in this paragraph for resolving objections to matters concerning title, endorsements to the Title Commitments shall be issued by the Title Company in substance consistent with the provisions of this paragraph.

              (b) In the event that the Seller decides to encumber its Property with an additional title matter, the Seller shall give Purchaser notice thereof together with a copy of the document, instrument or other matter to be imposed against or on the Property ("Additional Exception"). Within five (5) Business Days after receipt of a notice (and a copy) of any Additional Exception with respect to any Property, the Purchaser shall give the Seller notice of its approval or disapproval thereof. Purchaser shall not withhold its approval of any such Additional Exception which would be a Permitted Encumbrance specified in clauses (a) through (h), inclusive of the definition of Permitted Encumbrance, and neither shall unreasonably withhold, delay or condition its approval of any other Additional Exception. If Purchaser fails to respond within said five (5) Business Day period, Purchaser shall be deemed to have approved such Additional Exception. If Purchaser unreasonably disapproves of any Additional Exception, the Seller shall be excused from performing any term or condition (or any portion or aspect of a term or condition) of this Agreement which the Seller is unable or unwilling to perform as a result of its inability to enter into and/or impose such Additional Exception. Notwithstanding anything herein to the contrary, an Additional Exception shall not include any monetary encumbrance, the Seller shall discharge all such encumbrances on or before the Closing Date. No consent or approval to any Additional Exception by Purchaser shall constitute an agreement by Purchaser to pay any special assessment or other tax or levy arising under such Additional Exception that would otherwise be payable by the Seller under this Agreement.

         2.4 Survey. Prior to the date hereof, Purchaser has obtained current as-built ALTA surveys with respect to each Property (individually, a "Survey" and collectively, the "Surveys"), by a licensed surveyor in the jurisdiction in which each such Property is located and has given the Seller notice of all matters shown thereon (other than Permitted Encumbrances) to which the Purchaser objects, which notice is more particularly described on Schedule Q attached hereto and by this reference incorporated herein. If, for any reason, the Seller is unable or unwilling to take such actions as may be required to remedy the objectionable matters, the Seller shall give the Purchaser prompt notice thereof; it being understood and agreed that the failure of the Seller to give such notice within five (5) days after the Effective Date shall be deemed an election by the Seller not to remedy such matters. If the Seller shall be unable or unwilling to remove any survey defect to which the Purchaser and has objected, the Purchaser may elect (i) to terminate this Agreement, in which event this Agreement shall terminate and be of no further force or effect, except with respect to provisions hereof which by their express terms survive a termination of this Agreement and each party to this Agreement shall pay for its own out of pocket expenses incurred in respect of the Properties, or (ii) to consummate the transactions contemplated hereby, notwithstanding such defect, without any abatement or reduction in the Purchase Price on account thereof. The Purchaser shall make any such election by written notice to the Seller given on or prior to the fifth (5th) day after the Seller's notice of its inability or unwillingness to cure such defect and time shall be of the essence with respect to the giving of such notice. Failure of the Purchaser to give such notice of its election in accordance with clause (i) above shall be deemed an election the Purchaser to proceed in accordance with clause (ii) above.

         2.5 Environmental Reports. Prior to the date hereof, Purchaser has obtained Phase I environmental reports in respect of the Properties as more particularly described on Schedule H attached hereto (collectively, "Environmental Reports") and has given the Seller notice of all matters therein as to which the Purchaser objects, which notice is more particularly described on Schedule R attached hereto and by this reference incorporated herein. If, for any reason, the Seller is unable or unwilling to take such actions as may be required to cause such matters to be remedied to the reasonable satisfaction of the Purchaser, as the case may be, the Seller shall give the Purchaser notice thereof, it being understood and agreed that the failure of the Seller to give such notice within five (5) days after the Effective Date shall be deemed an election by the Seller not to remedy such matters. If the Seller shall be unwilling or unable to remedy any matters to which the Purchaser has objected, the Purchaser may elect (i) to terminate this Agreement, in which event this Agreement shall be of no further force and effect, except with respect to provisions hereof which by their express terms survive a termination of this Agreement and each party to this Agreement shall pay for its own out of pocket expenses incurred in respect of the Properties, or (ii) to consummate the transactions contemplated hereby, notwithstanding such defect, without any abatement or reduction in the Purchase Price on account thereof. The Purchaser shall make any such election by written notice to the Seller given on or prior to the fifth (5th) day after the Seller's notice of its inability or unwillingness to cure such defect. Failure of the Purchaser to give such notice within the time prescribed by the preceding sentence shall be deemed an election by the Purchaser to proceed in accordance with clause (ii) above.

         2.6 Taking and Casualty. (a) If prior to Closing, any Property is the subject of a condemnation, the Seller shall promptly notify Purchaser of the same. If such condemnation does not, in Seller's reasonable opinion, affect any material part of the Improvements and does not materially adversely affect access to the Improvements or compliance with applicable zoning or building requirements, including parking or the projected net cash flow from the Property (an "Immaterial Taking"), Seller shall so notify Purchaser and this Agreement will remain in full force and effect in respect of the purchase and sale of such Property, but with an abatement of the Purchase Price equal to the amount of the award paid to Seller on account of such taking, less the amount of Seller's costs and expenses, including reasonable attorneys' fees and expenses, in establishing and collecting such award. If such condemnation is not an Immaterial Taking, then the Purchaser shall have the right to terminate this Agreement with respect to the Property subject to such condemnation (the "Condemned Property") by providing written notice of such termination to Seller within ten (10) days of receipt of Seller's notice advising Purchaser of such condemnation, in which event this Agreement shall be of no further force and effect with respect to the Condemned Property except with respect to provisions hereof which by their express terms survive a termination of this Agreement. The Purchase Price shall be reduced by the amount of the Purchase Price allocated to the Condemned Property as set forth on Schedule C hereto.

              (b) If prior to the Closing, any Property is damaged or destroyed by fire or other casualty (the "Damaged Property"), Seller shall promptly notify Purchaser of the same (the "Casualty Notice"). If the cost of restoring the damage is, in the reasonable judgment of Seller, Two Million Dollars ($2,000,000) or greater, Seller shall provide in the Casualty Notice whether it is exercising its option to terminate this Agreement with respect to the Damaged Property, in which event, this Agreement with respect to the Damaged Property shall be of no further force or effect except with respect to provisions hereof which by their express terms survive a termination of this Agreement. The Purchase Price shall be reduced by the amount of the Purchase Price allocated to the Damaged Property as set forth on Schedule C hereto. If the cost of restoring the damage is, in the reasonable judgment of Seller, Two Million Dollars ($2,000,000) or greater and Seller did not exercise its option to terminate this Agreement with respect to the Damaged Property in the Casualty Notice, Purchaser shall have the right, upon notice to the other parties in writing within ten
(10) days of receipt of the Casualty Notice, to terminate this Agreement with respect to the Damaged Property, in which event, this Agreement with respect to the Damaged Property shall be of no further force or effect except with respect to provisions hereof which by their express terms survive a termination of this Agreement with respect to the Damaged Property. The Purchase Price shall be reduced by the amount of the Purchase Price allocated to the Damaged Property as set forth on Schedule C hereto.

              (c) If neither Seller nor Purchaser elects to terminate this Agreement with respect to the Damaged Property pursuant to Section 2.6(b), or if the cost of restoring the damage is, in the reasonable judgment of Seller, less than Two Million Dollars ($2,000,000), then Seller shall undertake and pursue the restoration of such damage in a commercially reasonable fashion, and shall repair and/or replace the damaged portion of the Damaged Property to the same condition as existed immediately prior to such casualty. The Closing as it relates to the Damaged Property shall be extended for such period of time as may be reasonably necessary or appropriate to permit Seller to complete such restoration. The parties agree that Seller's obligations to repair and/or replace pursuant to the provisions of this Section shall be limited to the extent of available casualty insurance proceeds (plus the amount of any applicable deductibles) and if casualty insurance proceeds are insufficient to repair and/or replace the damaged portion of the Damaged Property to the same condition as existed immediately prior to such casualty and Seller is unable or unwilling to make such repairs or replacements, Seller shall promptly notify Purchaser that it is exercising its right to terminate this Agreement with respect to the Damaged Property, in which event, this Agreement with respect to the Damaged Property shall be of no further force or effect except with respect to provisions hereof which by their express terms survive a termination of this Agreement. The Purchase Price shall be reduced by the amount of the Purchase Price allocated to the Damaged Property as set forth on Schedule C hereto.

              (d) The risk of loss to each Property shall remain with Seller until the Closing.

         2.7 Material Adverse Changes.

              (a) Seller's Obligation to Notify. Seller shall provide the Purchaser with prompt written notice of any material adverse changes affecting any of the Properties, to the Seller's knowledge, occurring or discovered by Seller after the Effective Date.

              (b) Purchaser's Obligation to Notify. The Purchaser may, but shall not be obligated to, obtain updated Title Commitments, Surveys and Environmental Reports with respect to any or all of the Properties at any time prior to Closing. The Purchaser shall provide the Seller with prompt notice of any material adverse changes in the condition of any of the Properties as may have been discovered by the Purchaser after the Effective Date through updated Title Commitments, Surveys, Environmental Reports, or otherwise; it being understood and agreed that if the Purchaser fails to give such notice then it shall be deemed that no such material adverse change has been discovered by the Purchaser.

              (c) Right to Cure; Adjournment. If Purchaser gives notice of any material adverse change pursuant to Section 2.7(b) or if Seller has notified the Purchaser of any material adverse change pursuant to Section 2.7(a), then the Seller shall have the right to cure or remove such material adverse changes prior to the Closing Date, and upon such removal and upon the satisfaction of the other conditions to closing set forth in this Agreement, the closing shall occur on the Closing Date set forth in Section 3.1. If Seller, in its reasonable judgment, determines that such material adverse changes are not curable or removable prior to the Closing Date, then the Seller shall have the right to adjourn the closing for up to thirty (30) Business Days beyond the Closing Date (the "Adjournment") by notifying the Purchaser in writing (the "Adjournment Notification") prior to the Closing Date of such adjournment. If Seller shall have not cured or removed such material adverse changes as of the Closing Date and shall have not delivered the Adjournment Notification, then the Purchaser may elect (i) to terminate this Agreement as of the Closing Date, in which event this Agreement shall be of no further force and effect, except with respect to provisions hereof which by their express terms survive a termination of this Agreement and each party to this Agreement shall pay for its own out of pocket expenses incurred in respect of the Properties, or (ii) consummate the transactions contemplated hereby, on the Closing Date, or if there is an Adjournment, on the adjourned Closing Date specified in the Adjournment Notification, notwithstanding such material adverse changes to any of the Properties, without any abatement or reduction in the Purchase Price on account thereof. Notwithstanding the foregoing, the Seller shall cause all mortgages, deeds of trust and other monetary liens or encumbrances encumbering the Properties and revealed by the updated Title Commitments, Surveys and Environmental Reports to be released at or prior to the Closing; provided, however, such liens may continue to encumber any of the Properties at Closing if the Title Company is willing to insure over such liens in a manner acceptable to Purchaser and such liens are released promptly following the Closing. Seller's obligation to cause the release of any such liens pursuant to the immediately preceding sentence shall survive Closing. Upon completion of the procedures set forth in this paragraph for resolving objections to matters revealed by the updated Title Commitments, Surveys and Environmental Reports, endorsements to the Title Commitments shall be issued by the Title Company in substance consistent with the provisions of this paragraph.

         2.8 MSLS Purchaser. Prior to entering into a SPA, MI shall provide Purchaser with written notice ("Desired Purchaser Notice") of the identity of the desired purchaser of the MSLS stock ("Desired Purchaser") and if Purchaser does not object in writing (the "MSLS Purchaser Objection Notice") as to the identity of the Desired Purchaser within two (2) Business Days after receiving the Desired Purchaser Notice, such Desired Purchaser shall be deemed an approved MSLS Purchaser. If Purchaser timely objects to MI selling the MSLS stock to the Desired Purchaser, then any party to this Agreement may elect to terminate this Agreement by sending written notice to the other parties within five (5) Business Days after receiving the MSLS Purchaser Objection Notice of its election to terminate this Agreement, in which event this Agreement shall be of no further force and effect, except with respect to the provisions hereof which by their express terms survive a termination of this Agreement and each party to this Agreement shall pay for its own out of pocket expenses incurred in respect of the Properties. In addition, if MI does not enter into a SPA on or prior to March 18, 2003 or such other date as mutually agreed to by Seller and Purchaser in their sole discretion (the "Ten Day Notice Deadline"), then any party to this Agreement may elect to terminate this Agreement by sending written notice to the other parties within twenty (20) days after the Ten Day Notice Deadline of its election to terminate this Agreement, in which event this Agreement shall be of no further force and effect, except with respect to the provisions hereof which by their express terms survive a termination of this Agreement and each party to this Agreement shall pay for its own out of pocket expenses incurred in respect of the Properties.

         2.9.Expansion of Virginia Property. Seller and Purchaser agree to cooperate with each other in developing plans to enable the Purchaser to expand the facilities at the Virginia Property after the Closing which expansion is estimated to cost approximately One Million Eight Hundred Thousand Dollars ($1,800,000).

SECTION 3. PURCHASE AND SALE.

         3.1 Closing.

              (a) MI or the Seller shall deliver a ten (10) day prior written notice to the Purchaser notifying the Purchaser of the date that the SPA Conditions are anticipated to be satisfied and the anticipated closing date of the SPA, and the purchase, sale and lease of the Properties and other transactions contemplated hereby shall be consummated on the same Business Day (the "Closing Date") as the purchase and sale of MSLS's stock pursuant to the terms of the SPA, or such other time as may be mutually agreeable to the Purchaser and the Seller, but no later than March 28, 2003 (the "Closing") unless mutually agreeable to Seller and Purchaser in their sole discretion, or as such Closing may be adjourned pursuant to Section 2.7.

              (b) The Closing shall be held in escrow with the Title Company at the offices of Arent Fox Kintner Plotkin & Kahn, PLLC, 1050 Connecticut Avenue, NW, Washington, DC 20036, or at such other location as the Seller and the Purchaser may agree.

         3.2 Purchase Price. At the Closing, the Purchase Price shall be payable by Purchaser by wire transfer of immediately available funds on the Closing Date to an account or accounts to be designated by Seller prior to the Closing, subject to any adjustments and apportionments made pursuant to this Agreement.

SECTION 4. CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE.

         The obligation of Purchaser to acquire the Properties on the Closing Date shall be subject to the satisfaction or waiver of the following conditions precedent on and as of the Closing Date:

         4.1  Property  Transferees.   For  the  purposes  of  effectuating  the
transactions contemplated by this Agreement, on or before the Closing Date, Purchaser or its Affiliates shall form each of the Property Transferees. With respect to the actual acquisition and fee simple ownership of each Property, each Property will be acquired and owned at the Closing by the Applicable Property Transferee. Each Property Transferee will be the landlord under the applicable Lease. The organizational chart for the limited partnerships described in this Section 4.1 is attached hereto as Schedule D. On and as of the Closing Date, the limited partnerships described in this Section 4.1 shall have been created and be in full force and effect. The Seller hereby acknowledges and agrees that the Purchaser shall have the right to assign this Agreement with respect to each Property to the Applicable Property Transferee as may be necessary in order to effectuate the intent of this Section 4.1.

         4.2 Closing Documents. Seller, MI, the Tenant or their respective Affiliates, as applicable, shall have delivered (or cause to be delivered) to Purchaser, with respect to each Property:

              (a) A Special Warranty Deed, duly executed by the Seller, conveying to the Applicable Property Transferee good and marketable title to such Property, free from all liens, encumbrances, security interests, options and adverse claims of any kind or character, subject to the Permitted Encumbrances, in the forms set forth in Schedule I attached hereto;

              (b) An Assignment of Contracts (including any construction related contracts) in the form set forth in Schedule J hereto, an Assignment of
Intangible Property in the form set forth in Schedule K hereto, each duly executed by the Seller (or its Affiliate, as applicable), transferring and assigning to the Applicable Property Transferee all rights, title and interest of Seller (or its Affiliate, as applicable) in the Assets (other than any existing FAS, any existing FF&E or any existing Inventories) related to such Property, together with, to the extent the same are in Seller's or its Affiliate's (or their agent's) possession, original (or copies certified by Seller as true and correct), fully executed copies of all agreements constituting any of the same;

              (c) A Warranty Bill of Sale in the form set forth in Schedule M hereto, duly executed by Seller, transferring to the Applicable Property Transferee all rights, title and interest of Seller in any existing FAS associated with such Property, any FF&E associated with such Property and any existing Inventories located at such Property;

              (d) Intentionally omitted;

              (e) Intentionally omitted;

              (f) The Lease for such Property duly executed by the Tenant and the Applicable Property Transferee for such Property;

              (g) Intentionally omitted;

              (h) Intentionally omitted;

              (i) A Substitute Architect's Certificate in respect of the Improvements to such Property in the form attached hereto as Schedule N;

              (j)  A  Substitute  Engineer's   Certificate  in  respect  of  the
Improvements to such Property in the form attached hereto as Schedule O;

              (k) Certified copies of applicable resolutions and certificates of incumbency with respect to Seller, MI, Tenant and such other Persons as Purchaser may reasonably require;

              (l) A certificate of a duly authorized officer of MI, on behalf of itself and Seller, confirming the continued truth and accuracy of its representations and warranties in this Agreement (subject to such changes as Seller has given notice of to Purchaser pursuant to Section 6 and subject to
Section 4.3(b));

              (m) The "As-Built" Drawings and an original (or if not available, a copy) of the final certificate of occupancy for such Property;

              (n) Copies of the Permits (certified by Seller as true and correct);

              (o) Copies of the Contracts (certified by Seller as true and correct);

              (p) The original (or if not available, copies) of any and all warranties and guarantees pertaining to the Improvements, specifically including the manufacturer's roof membrane warranty issued with respect to the buildings comprising the Improvements;

              (q) The FF&E Schedule;

              (r) An owner's affidavit executed by Seller in the form mutually agreeable to Seller and Title Company for the purpose of satisfying any request for the same in the applicable Title Commitments;

              (s) A settlement statement;

              (t) Pooling Agreement;

              (u) Intentionally omitted;

              (v) Assignments of Purchase Contract by Purchaser to each of the Applicable Property Transferees as it relates to the applicable Property in the form of Schedule L;

              (w) Intentionally omitted;

              (x) Such other documents, certificates and other instruments as may be reasonably required to consummate the transaction contemplated hereby.

         4.3 Condition of Properties.


              (a) No action shall be pending or threatened for the condemnation or taking by power of eminent domain of all or any material portion of any Property.

              (b) All material and applicable Permits and other authorizations necessary for the current use, occupancy and operation of the Properties shall be in full force and effect; however, in the event that the Seller fails to obtain any such Permits or other authorizations and discloses same to Purchaser, Purchaser may, but shall not be required to, waive the Seller's compliance with
Section 6.11 (Permits, Licenses) of this Agreement and proceed with the Closing.

         4.4 Title Policies and Surveys.

              (a) The Title Company shall be prepared, subject only to payment of the applicable premium and delivery of all conveyance documents, to issue the title policies pursuant to the Title Commitments.

              (b) Purchaser  shall have received the Surveys in accordance  with
Section 2.4.

         4.5 FF&E Schedule. Attached hereto as Schedule P is a schedule (the "FF&E Schedule") of all FF&E at each Property owned by the Seller and which FF&E is intended to be part of the Assets to be transferred to and owned by the Applicable Property Transferees upon and following the Closing. Upon reasonable prior notice to the Seller, Purchaser shall be entitled to inspect the FF&E at the applicable Property prior to the Closing in order to confirm and verify the FF&E Schedule.

         4.6 Permit Transfers.


              (a) Non-Healthcare Permits. To the extent permitted or required by applicable laws, rules and regulations, Seller shall have completed the transfer and assignment of all of the Permits (other than the Permits necessary for the operation of the Properties as assisted living/senior living/continuing care facilities) to the Applicable Property Transferee of each Property at or prior to the Closing. To the extent that any such Permits are not transferable or assignable, Seller shall cooperate with the Applicable Property Transferee in obtaining such Permits at or prior to Closing. If any of such Permits cannot be transferred or assigned by the Seller or obtained by the Applicable Property Transferee at or prior to the Closing, alternative arrangements that are satisfactory to Purchaser and Seller shall have been implemented to assure that the Applicable Property Transferee shall, to the extent permitted by applicable laws, rules and regulations, have the benefit of such Permits, and Seller and the Applicable Property Transferees shall, at the expense of the Applicable Property Transferee, cooperate and use their respective commercially reasonable efforts to obtain such Permits for the Applicable Property Transferee or complete the transfer and assignment of such Permits by Seller, whichever is applicable, as contemplated in the foregoing sentences promptly after the Closing. This Section 4.6(a) shall survive the Closing for a period of twelve
(12) months.

              (b)Healthcare Permits. To the extent permitted or required by applicable laws, rules and regulations, Seller or Tenant, as applicable, shall have obtained any and all approvals, consents and permits of certain governmental and non-governmental agencies in connection with the transactions contemplated by this Agreement in order for the Seller and the Tenant, as applicable, to preserve the Permits necessary for the operation of the Properties as assisted living/senior living/continuing care facilities, and CNL RP, the Applicable Property Transferees and their Affiliates, as necessary, hereby agree to fully cooperate with Seller, Tenant and their Affiliates, and use their respective commercially reasonable efforts, to obtain such approvals, consents and permits prior to, at, or after Closing. This Section 4.6 (b) shall survive the Closing or a period of twelve (12) months.

         4.7 Other.

              (a) The representations and warranties of MI, on its own behalf or on behalf of the Seller set forth in Section 6 hereof (as the same may have been changed by notice from MI as provided therein) shall be true, correct and complete in all material respects on and as of the Closing Date;

              (b) No Act of Bankruptcy on the part of the Seller or MI shall have occurred and remain outstanding as of the Closing Date;

              (c) The Seller shall be the sole owner of good and marketable title to the Properties free and clear of all liens, encumbrances, restrictions, conditions and agreements (other than the Permitted Encumbrances and this Agreement);

              (d) There shall be no unsatisfied state or Federal tax liens against or affecting the Seller which is due and payable, or any tax audit of the Seller in process, which could result in a lien against any Property; and

              (e) There shall be no outstanding, unsettled claim against the Seller arising under any insurance policies in respect of the Seller or the Properties which could result in a lien against either the Property.

         4.8 Five-Pack Unwind Agreement. The closing contemplated by the Five Pack Unwind Agreement shall have been consummated.

         4.9 MA2 - 2002 Purchase Agreement.  The closing contemplated by the MA2
- 2002 Purchase Agreement shall have been consummated.

         4.10 MA2 - 2003 Purchase Agreement. Simultaneously or prior to the Closing contemplated by this Agreement, the MA2 - 2003 Purchase Agreement shall have been consummated.

         4.11 MA3 - 2002 Purchase Agreement. The closing contemplated by the MA3
- 2002 Purchase Agreement shall have been consummated.

         4.12 MA3 - 2003 Purchase Agreement. Simultaneously or prior to the Closing contemplated by this Agreement, the MA3 - 2003 Purchase Agreement shall have been consummated.

         4.13 SPA Conditions. The applicable SPA Conditions shall have been satisfied by all parties to the SPA and the documents and funds contemplated to be delivered pursuant to the SPA shall have been placed into escrow and subject to a binding escrow agreement, with the sole condition to the release of said funds and documents relating to the SPA being the consummation of the transaction contemplated hereunder; provided however, that the failure of the parties to the SPA (i) to enter into the SPA or (ii) for the MSLS Purchaser to satisfy the SPA Conditions and purchase the MSLS stock shall not be deemed as an event of default under this Agreement.

         4.14 Quadrangle Board. Any right of first negotiation, first offer, right of first refusal or any similar right of the Quadrangle Board or any related Person ("Quad Board Rights") under any prior agreements between the Quadrangle Board and/or any related Person, on one hand, and MI, the Seller or an affiliate of MI or the Seller, on the other hand, shall have been extinguished, by (i) a written waiver of such rights by the Quadrangle Board in a form satisfactory to Seller and Purchaser or (ii) the lapse of time allowed for such rights to be exercised or consummated and for MI to send the Quadrangle Board written notice that such Quad Board Rights has expired.

         4.15 Assumption and Reimbursement Agreement. Simultaneously with the Closing under this Agreement, the Assumption and Reimbursement Agreement shall have been executed on terms and conditions mutually agreeable to MI and Purchaser.

         4.16 Mortgages. Simultaneously with the Closing under this Agreement, the Applicable Property Transferees shall have executed the Mortgages in a form mutually agreeable to MI, the Seller and the Applicable Property Transferees. Each of such Mortgage shall provide, among other things, that: (i) the Applicable Property Transferee may from time to time, place a mortgage or deed of trust against the Property securing a loan made to the Applicable Property Transferee by a third party lender (the "Third Party Mortgage"), and (ii) MI will subordinate the lien of the Mortgage encumbering such Property to a Third Party Mortgage upon receipt of an intercreditor agreement in a form reasonably satisfactory to MI; provided, however, that no Third Party Mortgage shall total a ratio of more than fifty percent loan to value (50%) of the Property's current fair market value provided that there shall be no more than one Third Party Mortgage encumbering such Property at any one time. For purposes of this definition the Property's current fair market value means the dollar amount resulting by multiplying the total Operating Profit (to be defined in the Lease and which shall not include any proceeds relating to the Life Care Bonds) during the thirteen (13) full Accounting Periods (to be defined in the Lease) immediately preceding the Accounting Period in which this calculation is made, by 10.

SECTION 5. CONDITIONS TO SELLER'S OBLIGATION TO CLOSE.


         The obligation of Seller to convey and transfer to Purchaser the Properties on the Closing Date is subject to the satisfaction or waiver of the following conditions precedent on and as of the Closing Date:

         5.1 Purchase Price. Purchaser shall deliver to Seller the Purchase Price as provided in Section 3.2.

         5.2 Closing Documents. Purchaser or the Applicable Property Transferee, as the case may be, shall have delivered to Seller:

              (a) Duly executed and acknowledged counterparts of the documents described in Subsections 4.2(b), (c), (f), (s), (t), (v), and (x);

              (b) The CNL Guaranty duly executed by CNL RP;

              (c) A certificate  of a duly  authorized  officer of the Purchaser
confirming  the  continued  truth  and  accuracy  of  the   representations  and
warranties of the Purchaser in this Agreement;

              (d) Certified copies of applicable resolutions, certificates of good standing, and certificates of incumbency with respect to the Purchaser, the Applicable Property Transferees, and such other Persons as the Seller may reasonably require; and

              (e) Such other documents, certificates and other instruments as may be reasonably required to consummate the transaction contemplated hereby.

         5.3 Five-Pack Unwind Agreement. The closing contemplated by the Five Pack Unwind Agreement shall have been consummated.

         5.4 MA2 - 2002 Purchase Agreement.  The closing contemplated by the MA2
- 2002 Purchase Agreement shall have been consummated.

         5.5 MA2 - 2003 Purchase Agreement. Simultaneously or prior to the Closing contemplated by this Agreement, the MA2 - 2003 Purchase Agreement shall have been consummated.

         5.6 MA3 - 2002 Purchase Agreement.  The closing contemplated by the MA3
- 2002 Purchase Agreement shall have been consummated.

         5.7 MA3 - 2003 Purchase Agreement. Simultaneously or prior to the Closing contemplated by this Agreement, the MA3 - 2003 Purchase Agreement shall have been consummated.

         5.8 SPA Conditions. The applicable SPA Conditions shall have been satisfied by all parties to the SPA and the documents and funds contemplated to be delivered pursuant to the SPA shall have been placed into escrow and subject to a binding escrow agreement, with the sole condition to the release of said funds and documents relating to the SPA being the consummation of the transaction contemplated hereunder; provided however, that the failure of the parties to the SPA (i) to enter into the SPA or (ii) for the MSLS Purchaser to satisfy the SPA Conditions and purchase the MSLS stock shall not be deemed as an event of default under this Agreement.

         5.9 Quadrangle Board. Any Quad Board Rights shall have been extinguished by (i) a written waiver of such rights by the Quadrangle Board in a form satisfactory to Seller and Purchaser or (ii) the lapse of time allowed for such rights to be exercised or consummated and for MI to send the Quadrangle Board written notice that such Quad Board Rights has expired.

         5.10 Assumption and Reimbursement Agreement. Simultaneously with the Closing under this Agreement, the Assumption and Reimbursement Agreement shall have been executed on terms and conditions mutually agreeable to MI and Purchaser.

         5.11 Mortgages. Simultaneously with the Closing under this Agreement, the Applicable Property Transferees shall have executed the Mortgages in a form mutually agreeable to MI, the Seller and the Applicable Property Transferees. Each of such Mortgage shall provide, among other things, that: (i) the Applicable Property Transferee may from time to time, place a mortgage or deed of trust against the Property securing a loan made to the Applicable Property Transferee by a third party lender (the "Third Party Mortgage"), and (ii) MI will subordinate the lien of the Mortgage encumbering such Property to a Third Party Mortgage upon receipt of an intercreditor agreement in a form reasonably satisfactory to MI; provided, however, that no Third Party Mortgage shall total a ratio of more than fifty percent loan to value (50%) of the Property's current fair market value provided that there shall be no more than one Third Party Mortgage encumbering such Property at any one time. For purposes of this definition the Property's current fair market value means the dollar amount resulting by multiplying the total Operating Profit (to be defined in the Lease and which shall not include any proceeds relating to the Life Care Bonds) during the thirteen (13) full Accounting Periods (to be defined in the Lease) immediately preceding the Accounting Period in which this calculation is made, by 10.

         5.12. Healthcare Permits. To the extent permitted or required by applicable laws, rules and regulations, Seller or Tenant, as applicable, shall have obtained any and all approvals, consents and permits of certain governmental and non-governmental agencies in connection with the transactions contemplated by this Agreement in order for the Seller and the Tenant, as applicable, to preserve the Permits necessary for the operation of the Properties as assisted living/senior living/continuing care facilities, and CNL RP, the Applicable Property Transferees and their Affiliates, as necessary, hereby agree to fully cooperate with Seller, Tenant and their Affiliates, and use their respective commercially reasonable efforts, to obtain such approvals, consents and permits prior to, at, or after Closing. This Section 5.12 shall survive the Closing or a period of twelve (12) months.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF MI.

         To induce Purchaser to enter into this Agreement, MI represents and warrants on behalf of itself and Seller to Purchaser as follows:

         6.1 Status and Authority of Seller. Seller is, or will be at or before the Closing, a limited liability company, or other Entity, duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite power and authority under the laws of such state and its respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Seller is duly qualified to transact business and is in good standing in the state in which its Property is located.

         6.2 Status and Authority of MI. MI is a corporation duly organized, validly existing and in corporate good standing under the laws of its state of incorporation, and has all requisite power and authority under the laws of such state and its respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

         6.3 Employees. Seller shall be responsible for payment of all wages and salaries payable to, and all vacation pay, pension and welfare benefits and other fringe benefits accrued with respect to all individuals employed by Seller at the Properties relating to the period prior to the Closing, and Tenant shall be responsible for payment of all wages, salaries and vacation pay, pension, welfare and other benefits relating to the period commencing on and from and after the Closing. All of the employees at each Property prior to the Closing Date are employees of the Seller, or its Affiliate and Tenant or its Affiliate shall continue to employ such employees immediately after the Closing Date except for those employees which may be terminated in the ordinary course of business unrelated to the sale of the Property. At no time hereunder, upon the Closing or under the applicable Lease, shall any of the employees at the Property, including employees of Seller, the Tenant or its Affiliates, be or be deemed to be the employees of Purchaser, and upon and after the Closing, be or be deemed to be transferred to Purchaser. If required, the Seller or Tenant, as appropriate, will comply with the notice and other requirements under the Worker Adjustment Retraining and Notification Act ("WARN Act"), the Consolidated Omnibus Budget Reconciliation Act ("COBRA") or any similar state or local legislation with respect to such employee matters, and such obligation shall survive the Closing, notwithstanding anything to the contrary in the WARN Act. Because Purchaser at no time will be or be deemed to be the employer of employees at any Property, it is expressly understood and agreed that Purchaser is not and shall not be responsible or liable, directly or indirectly, for payment of any benefits, severance liability, compensation, pay or other obligations, of whatever nature, due or alleged to be due to any employee at any Property including employees of Seller or Tenant attributable to any time period up to, upon and after the Closing Date. Similarly, there shall be no union agreements, pension plans, health plans, benefit plans, deferred compensation plans, bonus plans or vacation plans or similar agreements for or concerning such employees which shall be binding upon Purchaser.

         6.4 Existing Agreements. There are no (or will not be at the Closing) service contracts, maintenance agreements, leasing commissions or brokerage agreements, repair contracts, property management contracts, contracts for the purchase or delivery of labor, services, materials or goods, supplies or equipment, leases, licensees or occupancy agreements, or similar agreements entered into by or on behalf of Seller with respect to any Property which will be obligations of Purchaser after the Closing, other than (i) the Permitted Encumbrances, (ii) the documents to be assigned to Purchaser pursuant to the terms hereof, (iii) the Contracts, (iv) the Lease, and (v) any other document or instrument given or entered into in connection with the Closing. Notwithstanding the foregoing, if Seller does not obtain the consent from the applicable lessor necessary to assign to Purchaser any equipment leases with respect to its Property (each an "Equipment Lease"), Seller shall sublease such equipment to Purchaser pursuant to the terms of the applicable Equipment Lease provided that such subletting is not prohibited under such Equipment Lease; if subletting is prohibited under such Equipment Lease, Seller or its parent shall provide an alternative arrangement for Purchaser to have use of such equipment or for Purchaser to enter into a new agreement for use of such or similar equipment on comparable terms.

         6.5 Tax Returns. All privilege, gross receipts, excise, sales and use, personal property and franchise taxes with respect to each Property resulting from its operations prior to the Closing will be paid by Seller as and when due and payable, and all tax returns for such taxes shall be prepared and duly filed by Seller prior to the Closing Date, or will be prepared and duly filed by Seller prior to the due date (including extensions thereof) under applicable law. All taxes, if any, shown on the returns described in this Section 6.5 or otherwise, determined to be due prior to the Closing, together with any interest or penalties thereon, will be paid by Seller prior to the Closing, or allowance made therefor at the Closing.

         6.6 Action of MI and Seller . Seller and MI have taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by MI or Seller on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of MI and/or Seller, as applicable, enforceable against MI and/or Seller, as applicable, as the case may be, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity. The person or persons executing and delivering this Agreement or any other document to be delivered by MI or Seller on or prior to the Closing Date is or shall have been prior to the Closing Date, duly authorized to execute and deliver such documents on behalf of MI Seller as applicable.

         6.7 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Seller, and/or MI, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Seller and/or MI, as the case may be, is bound.

         6.8 Litigation. Except as set forth on Schedule S attached hereto, neither Seller nor MI have received written notice of and, to the Sellers and MI's knowledge, no investigation, action or proceeding is pending or, to the Seller's and MI's knowledge, threatened, and the Seller have not received written notice of and, to the Seller's ' and MI's knowledge, no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (b) may result in or subject any Property to a material liability which is not covered by insurance, whether or not Purchaser is indemnified by any of the Seller and/or MI with respect to the same, or (c) involves condemnation or eminent domain proceedings against any material part of any Property.

         6.9 Not A Foreign Person. Seller is not a "foreign person" within the meaning of Section 1445 of the United States Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         6.10 Construction Contracts: Mechanics' Liens. At the Closing, there will be no outstanding contracts made by Seller for the construction or repair of any Improvements relating to its Property which have not been fully paid for or provision for the payment of which has not been made by Seller and Seller shall discharge and have released of record or bonded all mechanics' or materialmen's liens, if any, arising from any labor or materials furnished to its Property prior to the Closing to the extent any such lien is not insured over by the Title Company or bonded over pursuant to applicable law. If after the Closing a mechanics' or materialmen's lien is filed arising from any labor or materials furnished to any Property prior to the Closing, Seller shall discharge and have released of record or bonded any such mechanics' or materialmen's lien within thirty (30) days from the date Seller has notice that such mechanics' or materialmen's lien was filed.

         6.11 Permits, Licenses. As of the Closing, there will be in effect all material Permits and other authorizations necessary for the then current use, occupancy and operation of each Property, unless failure to obtain any such Permits and other authorizations is disclosed to Purchaser in writing, and Purchaser waives compliance herewith in accordance with Section 4.3(b) of this Agreement.

         6.12 Hazardous Substances. Except as otherwise disclosed to Purchaser, including without limitation any matters described in the Environmental Reports, to the knowledge of MI and Seller, Seller, since the date that Seller acquired title to its Property, has not stored or disposed of (or engaged in the business of storing or disposing of, or authorized the storage or disposal of) nor has released nor caused nor authorized the release of any hazardous waste, contaminants, oil, radioactive or other material on such Property, or any portion thereof, the removal of which is required or the maintenance of which is prohibited or penalized by any applicable Federal, state or local statutes, laws, ordinances, rules or regulations, and which has not as of the Closing Date been removed from such Property in accordance with such applicable statutes, laws, ordinances, rules or regulations. To Seller's and MI's actual knowledge, except as otherwise disclosed to Purchaser, including, without limitation, any matters described in the Environmental Reports, each Property is free from any such hazardous waste, contaminants, oil, mold or other biocontaminants, radioactive and other materials, except for reasonable amounts of any such materials necessary for the maintenance, repair and operation of the Property as an assisted living/senior living/continuing care facility and stored, maintained and used in accordance with applicable law.

         6.13 Insurance. Seller have received no written notice from any insurance carrier of defects or inadequacies in any Property which, if uncorrected, would result in a termination of insurance coverage or a material increase in the premiums charged therefor.

         6.14 Financial Information. Financial information, including, without limitation, all books and records and financial statements relating to each Property, which have been provided to Purchaser by MI and the Seller are true, correct and complete in all material respects.

         6.15 Contracts. Seller has performed in all material respects all of its obligations under each Contract to which Seller is a party or is subject and no fact or circumstance has occurred, which by itself or with the passage of time or the giving of notice or both would constitute a default under any such Contract and Seller has the right to assign all of the Contracts which it is assigning to Purchaser or its designee pursuant to this Agreement. Further, to Seller's knowledge, all other parties to such Contracts have performed all of their obligations thereunder in all material respects and are not in default thereunder.

         6.16 Title to FF&E. Seller has good and marketable title to the FF&E described on the FF&E Schedule. Subject to any Equipment Leases as described in
Section 6.4 which can not be assigned by Seller, the FF&E that is leased rather than owned by Seller is included in the Contracts.

         6.17 FF&E. The FF&E Schedule accurately describes in all material respects the FF&E owned by Seller and located at the Property. As of the Closing Date, the FF&E shall comply in all material respects with the requirements of the Operator's Standards.

         6.18 No Proffers. As of the Closing Date, Seller and/or MI shall have paid (or the provision for the payment of which has been made by Seller ) and/or performed, as applicable, all proffers, exactions, development fees, tap fees, connection charges, impact fees, improvements (including off-site improvements) and other requirements imposed by applicable law of any federal, state or local governmental or quasi-governmental authority in connection with the construction and development of the Property.

         6.19 No Violations. Except as previously disclosed in writing to Purchaser , Seller has complied in all material respects with all laws, regulations, orders or other requirements issued by any governmental authority against or affecting the Property. Except as previously disclosed in writing to Purchaser, Seller has not received any written notice or order from any governmental authority requiring any repairs, maintenance or improvements to the Property which have not been fully performed. Neither Seller nor MI have received written notice of, and, to the Seller's and MI's knowledge, no investigation, inquiry, administrative proceeding, or other governmental audit or inquiry is pending or, to the Seller's and MI's knowledge, threatened by, any governmental authority with regard to any of the Properties.

         6.20 Separate Tax Parcel. Each Property constitutes a separate parcel for purposes of ad valorem real property taxes, and is not subject to a lien for non-payment of real property taxes relating to any other property.

         6.21 No Defaults. There exists no material default on the part of Seller or MI with respect to any Permitted Encumbrance affecting each Property, other than those defaults which can be cured or discharged by the payment of money and for which an allowance for the payment thereof has been made at the Closing. Notwithstanding anything to the contrary contained in this Section 6 regarding the survival period for the representations and warranties made hereunder, the representation and warranty made in this Section 6.21 by Seller and MI shall survive the Closing for an unlimited period of time.

         6.22  American  with  Disabilities  Act. As of the Closing  Date,  each
Property shall comply in all material respects with the Americans with Disabilities Act and all related and applicable laws, rules, regulations and/or orders governing or relating to accessibility.

         6.23 Intentionally omitted.

         6.24 Medicare Certification. Each of the Properties is certified for participation in the Medicare program, and is a party to a current and valid Medicare provider agreement. Neither Seller nor MI have received notice of and, to the Seller's and MI's knowledge, there is no pending, threatened or possible investigation by, or loss of participation in, the Medicare program with respect to either of the Properties.

         6.25 Cost Reports. Seller has duly filed with respect to each Property all Cost Reports for all periods required to be filed as of the Effective Date. To the Seller's and MI's knowledge, all of such Cost Reports accurately reflect the information included therein. Neither Seller nor MI have received any notice of any dispute, audit, or investigation regarding such Cost Reports.

         The representations and warranties made in this Agreement by MI, on behalf of itself and the Seller, in Section 6.1 through Section 6.9, inclusive, are made as of the Effective Date and shall be deemed remade by MI, on behalf of itself and Seller, as of the Closing Date, with the same force and effect as if made on, and as of, the Closing Date; and the representations and warranties made in this Agreement by MI, on behalf of itself and Seller, in Section 6.10 through Section 6.25, inclusive, shall be made as of the Closing Date, provided, however, that, MI, on behalf of itself and Seller, shall have the right, from time to time prior to the Closing Date, to modify the representations and warranties made in Section 6.7 (No Violations of Agreements), Section 6.8 (Litigation), Section 6.13 (Insurance), and Section 6.19 (No Violations) as a result of changes in applicable conditions beyond the control of MI or Seller, by notice to Purchaser, and, in such event, the representations and warranties shall be deemed modified to the extent required by such changes, and (a) if MI, on behalf of itself and Seller, agrees to indemnify Purchaser against any loss that may be suffered by Purchaser as a result of such changes, then Purchaser will be required to close hereunder without any abatement of Purchase Price or changes in any other condition, and (b) if MI, on behalf of itself and Seller, elects not to so indemnify Purchaser, Purchaser shall have the option to either accept the change and close, or reject the change, in which case, if Purchaser rejects such change, Purchaser's obligation to purchase the Properties shall terminate. Except as specifically provided otherwise, all representations and warranties made in this Agreement by MI, on behalf of itself and Seller, shall survive the Closing for a period of twelve (12) months. Any action, suit or proceeding with respect to the truth, accuracy or completeness of any such representation or warranty shall be commenced and served promptly, if at all, on or before the date which is twelve (12) months after the Closing Date and, if not commenced on or before such date, thereafter shall be void and of no force or effect.

         Prior to the Closing, Purchaser will have had the opportunity to investigate independently all physical aspects of each Property, and to make all such independent inspections and/or investigations of any Property that Purchaser deems necessary or desirable including, without limitation, review of the building permits, certificates of occupancy, environmental audits and assessments, toxic reports, surveys, investigation of land use and development rights, development restrictions and conditions that are or may be imposed by governmental agencies, agreements with associations or other private parties affecting or concerning such Property, the condition of title, soils and geological reports, engineering and structural certificates, tests and third-party reports (if any), governmental agreements and approvals and architectural plans and site plans. Purchaser represents and warrants that, in entering into this Agreement, it has not relied on any representation, warranty, promise or statement, express or implied, of Seller or MI or anyone acting for or on behalf of Seller or MI, other than as expressly set forth in this Agreement; AND THAT, AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER, MI, AND PURCHASER, EACH ACKNOWLEDGES THAT THE PROPERTIES WILL, UPON THE ACQUISITION BY THE APPLICABLE PROPERTY TRANSFEREES OF THEIR RESPECTIVE INTERESTS IN SUCH PROPERTY, BE IN THEIR "AS IS" CONDITION AND IN THEIR "AS IS" STATE OF REPAIR, WITH ALL FAULTS SUBJECT ONLY, HOWEVER, TO THE EXPRESS COVENANTS, REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER AND MI FOR THE BENEFIT OF PURCHASER EXPRESSLY SET FORTH IN THIS AGREEMENT.

         Except as otherwise expressly provided in this Agreement or any documents executed and delivered by Seller or MI to Purchaser at the Closing, Seller and MI disclaim the making of any representations or warranties, express or implied, regarding any Property or matters affecting the same, whether made by Seller or MI, on Seller's behalf or on MI's behalf, or otherwise, including, without limitation, the physical condition of the Property, title to, the boundaries or other survey matters of, the Real Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, and any other information pertaining to such Property or the market and physical environments in which the Property is located. Purchaser acknowledges that it has entered into this Agreement with the intention of making and relying upon its own investigation or that of third parties with respect to the physical, environmental, economic and legal condition of each Property, except as expressly provided in this Agreement. Purchaser further acknowledges that it has not received from or on behalf of Seller or MI, any accounting, feasibility, marketing, economic, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of third party accounting, tax, legal, architectural, engineering, property management and other advisors.

         As used in this Agreement, the phrases "to Seller's knowledge," "MI's knowledge," and "to Seller's and MI's knowledge" or words of similar import shall mean the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of Timothy J. Grisius, Kevin Montano and Brian Danaher.

SECTION 7. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         To induce MI and Seller to enter into this Agreement, Purchaser represents and warrants to MI and Seller as follows: 7.1 Status and Authority of Purchaser. Purchaser is duly organized and validly existing under the laws of the jurisdiction in which it was formed, and has all requisite power and authority under the laws of such state and under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Purchaser is, or will be by the Closing Date, duly qualified and in good standing in the state in which each Property is located.

         7.2 Action of Purchaser. Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity. The person or persons executing and delivering this Agreement or any other document to be delivered by Purchaser on or prior to the Closing Date is or shall have been prior to the Closing Date, duly authorized to execute and deliver such documents on behalf of Purchaser.

         7.3 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Property or assets of Purchaser, pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.

         7.4 Litigation. Purchaser has received no written notice of and, to Purchaser's knowledge, no investigation, action or proceeding is pending and, to Purchaser's knowledge, no action or proceeding is threatened and Purchaser have received no notice of, and to Purchaser's knowledge, no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (b) may result in or subject any Property to a material liability which is not covered by insurance, whether or not Purchaser is indemnified by Seller and/or MI with respect to the same, or (c) involves condemnation or eminent domain proceedings against any material part of any Property.

         The representations and warranties made in this Agreement by Purchaser are made as of the Effective Date and shall be deemed remade by Purchaser as of the Closing Date with the same force and effect as if made on, and as of, such date. Except as specifically provided otherwise herein, all representations and warranties made in this Agreement by Purchaser shall survive the Closing for a period of twelve (12) months. Any action, suit or proceeding with respect to the truth, accuracy or completeness of any such representation or warranty shall be commenced and served promptly, if at all, on or before the date which is twelve
(12) months after the Closing Date and, if not commenced on or before such date, thereafter shall be void and of no force or effect.

         As used in this Agreement, the phrase "to Purchaser's knowledge," or words of similar import shall mean the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of Phillip M. Anderson and Brad Rush.

SECTION 8. COVENANTS OF MI AND SELLER.

         The Seller and MI hereby covenants with Purchaser as follows:

         8.1 Compliance with Laws. From the Effective Date to the Closing Date, Seller shall use commercially reasonable efforts to comply in all material respects with (i) all laws, regulations and other requirements affecting its Property, from time to time applicable, of every governmental body having jurisdiction of such Property or the use or occupancy of any Improvements located thereon, and (ii) all terms, covenants and conditions of instruments of record affecting such Property.

         8.2 Construction. Seller agrees to cooperate with the Purchaser in enforcing any applicable warranties or guaranties with respect to any defects in the Improvements that are discovered after the Closing. The provisions of this
Section 8.2 shall survive any Closing under this Agreement.

         8.3 Insurance. Seller shall, at no expense to Seller, reasonably cooperate with Purchaser or Tenant in connection with Purchaser's or Tenant's obtaining any insurance which may be required to be maintained by Purchaser or Tenant under the terms of each Lease.

         8.4 Cost Reports; Medicare Receivables and Liabilities. Seller shall be responsible for filing the Cost Reports for each Property for the cost reporting periods ending before or on the Closing Date, and Seller shall accept full responsibility for such Cost Reports. Tenant shall be entitled to any and all receivables, claims, rights or other amounts due, or which may become due, to the Seller as reimbursement or other payments from the Medicare program, which in any case relate to the operations or the business of the Properties at any time prior to or on the Closing Date.

SECTION 9. APPORTIONMENTS.

9.1      Apportionments.

              (a)  All  real  estate  taxes   (including   special   assessments
attributable to the period prior to the Closing) and items of income and expense with respect to each Property shall be adjusted between Seller and Purchaser as of the Closing Date. All items of revenue, cost and expense of each Property with respect to the period prior to the Closing Date shall be for the account of Seller. All items of revenue, cost and expense of each Property with respect to the period from and after the Closing Date shall be for the account of Tenant according to the terms of the Lease. The adjustments hereunder shall be calculated or paid in an amount based upon a fair and reasonable estimated accounting performed and agreed to by representatives of Seller, Tenant and Purchaser at the Closing. Subsequent final adjustments and payments shall be made in cash or other immediately available funds as soon as practicable after the Closing Date, and in any event within ninety (90) days after the Closing Date (provided that such ninety day period shall be extended up to an additional thirty (30) days after the necessary information becomes available for the parties to calculate any necessary adjustments relating to payments of real estate taxes or special assessments), based upon an accounting performed by the Tenant and acceptable to Seller, Tenant and Purchaser. In the event the parties have not agreed with respect to the adjustments required to be made pursuant to this Section 9.1 within such 90 day period, upon application by any such party, a certified public accountant reasonably acceptable to the parties to such disputed adjustment shall determine any such adjustments which have not theretofore been agreed to between such parties. The charges of such accountant shall be borne equally by the parties to such disputed adjustment; provided that Tenant shall not be responsible for the charges of such accountant unless Tenant made an application to resolve such dispute. All adjustments to be made as a result of the final results of the adjustments shall be paid to the party entitled to such adjustment within thirty (30) days after the final determination thereof.

              (b) The provisions of this Section 9.1 shall survive the Closing.

         9.2 Closing Costs.

              (a) All Third-Party Costs (hereinafter defined) shall be borne one hundred percent (100%) by Purchaser. As used herein, the term "Third-Party Costs" shall include the following costs and expenses which are incurred by Seller, Tenant, Purchaser, or their respective Affiliates: (i) Environmental Reports prepared in connection with the purchase and sale of the Properties;
(ii) the Surveys prepared pursuant to Section 2.4; (iii) premiums for the title insurance policies and endorsements to be provided at the Closing pursuant to the terms of this Agreement; (iv) any closing or escrow charges or other expenses payable on the Closing Date to the Title Company conducting the
Closing; (v) property appraisals prepared in connection with the purchase and sale of the Properties pursuant to this Agreement; (vi) local counsel fees incurred in connection with the consummation of the Closing in connection with the transfer of Permits pursuant to Section 4.6 or in connection with the consummating of the closing of the Financing (which fees shall be limited to those incurred in connection with usual and customary local counsel services in similar commercial real estate transactions); (vii) fees and expenses charged by any governmental entity relating to obtaining the Permits pursuant to Section
4.6 ; (viii) the third-party  market  assessment  reports obtained by Purchaser;
(ix) the third-party architectural and engineering inspection reports of the Properties obtained by the Purchaser; (x) the third-party audited Special Purpose Financing Statement for each Property obtained by Purchaser, (xi) any other separate out-of-pocket costs and expenses incurred by Seller or Purchaser or Tenant or their respective Affiliates in connection with the consummation of the Closing or incurred in connection with the consummation of the closing of the Financing (included those of a type referred to in the preceding clauses of this paragraph), including but not limited to the fees and expenses of outside counsel of Purchaser and its Affiliates (and outside counsel of the lender providing the Financing to the extent required by the loan documents executed by the Purchaser) in connection with the preparation and negotiation of this
Agreement  and all  other  documents  and  instruments  in  connection  with the consummation of the Closing or in connection with the consummating of the Financing; and (xii) Transfer Taxes incurred on the Closing Date or in connection with the consummation of the Financing. Notwithstanding the foregoing, MI shall be responsible for the fees and expenses of the outside counsel of Seller, Tenant, MI and their respective Affiliates in connection with the preparation and negotiation of this Agreement and all other documents and instruments in connection with the consummation of the Closing. Third-Party Costs may be advanced by either Seller or CNL Retirement Properties, Inc. or their respective Affiliates or any Affiliate of Seller prior to the Closing (but shall be reimbursed by Purchaser to the party incurring the same at the
Closing). All amounts payable by Purchaser under this Section 9.2(a) shall be paid by the Applicable Property Transferees in the event that the Closing is consummated hereunder, which amounts (i) shall be allocated to the Applicable Property Transferee if and to the extent that any amount specifically relates only to the Property acquired by such Applicable Property Transferee (as is the case, for example, with respect to title insurance and Transfer Taxes) or (ii) shall be allocated among all the Applicable Property Transferees in proportion to the allocation of the Purchase Price among the Applicable Property Transferees set forth in Schedule C if and to the extent that any amount does not specifically relate only to the Property acquired by an Applicable Property Transferee. To the extent that the Third-Party Costs are known and have or shall be paid on or prior to the Closing Date, within two Business Days prior to the Closing Date, Seller shall provide Purchaser with written notice and a copy of the calculations of any amounts due to Seller pursuant to this Section and Purchaser shall reimburse the applicable Seller on the Closing Date for such costs and expenses. No later than thirty (30) days after the sixth month anniversary of the Closing Date, Seller shall provide Purchaser with written notice and a copy of the calculations of any amounts due to Seller pursuant to this Section which were not paid by Purchaser on the Closing Date and Purchaser shall promptly reimburse the applicable Seller for such costs and expenses.

              (b) As used herein, the term "Transfer Taxes" shall mean any transfer, sales, use, recordation or other similar taxes, impositions, expenses or fees incurred in connection with the Closing and the consummation of the Financing and/or the recordation or filing of any documents or instruments in connection therewith or the sale, transfer or conveyance of the Properties from Seller to Purchaser or the lease of each Property from Purchaser to Tenant. Transfer Taxes shall not include, and Seller shall be solely responsible for any taxes due in respect of its income, net worth or capital, if any, and any privilege, sales and occupancy taxes, due or owing to any governmental entity in connection with the operation of its Property for any period of time prior to the Closing, and Purchaser and Tenant, as applicable, shall be solely responsible for all such taxes for any period from and after the Closing, and provided further that any income tax arising as a result of the sale and transfer of any Property by Seller to Purchaser shall be the sole responsibility of Seller.

              (c) The obligations of the parties under this Section 9 shall survive the Closing.

SECTION 10. LIMITATIONS ON LIABILITY.

         10.1 Default by Seller. If MI, on behalf of itself or Seller, shall have made any representation or warranty herein with respect to any Property which shall be untrue in any material respect when made or updated as herein provided and Purchaser has knowledge of such default prior to or on the Closing Date, or if Seller or MI shall fail to perform any of the material covenants and agreements contained herein with respect to any Property and such condition or failure continues for a period of ten (10) days (or such additional period as may be reasonably required to effectuate a cure of the same) after written notice thereof from Purchaser, Purchaser's sole remedy shall be (A) to terminate this Agreement with respect to such Property affected by Seller's and/or MI's breach (the "Terminated Property") and this Agreement shall be of no further force and effect with respect to the Terminated Property, except with respect to provisions hereof which by their express terms survive a termination of this Agreement in which event MI shall reimburse to Purchaser an amount equal to (x) the Purchaser's direct, out of pocket expenses incurred in respect of the Properties, not to exceed a combined total of $300,000 payable to Purchaser, multiplied by (x) a fraction with the numerator equal to the Purchase Price allocated to the Terminated Property and the denominator equal to the total Purchase Price of all of the Properties; or (B) to consummate the transactions contemplated hereby, notwithstanding such default, without any abatement or reduction in the Purchase Price on account thereof. It is understood and agreed that for purposes of this Section 10.1, if a default results from a false representation or warranty, such default shall be deemed cured if the events, conditions, acts or omissions giving rise to the falsehood are cured within the applicable cure period even though, as a technical matter, such representation or warranty was false as of the date actually made.

         10.2 Default by Purchaser. If Purchaser shall have made any representation or warranty herein which shall be untrue in any material respect when made or updated as herein provided and Seller have knowledge of such default prior to or on the Closing Date, or if Purchaser shall fail to perform any of the material covenants and agreements contained herein and such condition or failure continues for a period of ten (10) days (or such additional period as may be reasonably required to effectuate a cure of the same) after written notice thereof from Seller, Seller's sole remedy shall be (A) to terminate this Agreement with respect to such Property affected by Purchaser's breach (the "Terminated Property") and this Agreement shall be of no further force and effect with respect to the Terminated Property, except with respect to provisions hereof which by their express terms survive a termination of this Agreement in which event Purchaser shall reimburse to Seller and MI an amount equal to (x) Seller's and MI'sdirect, out of pocket expenses incurred in respect of the Properties, not to exceed a combined total of $300,000 payable to Seller and MI as they may direct, multiplied by (x) a fraction with the numerator equal to the Purchase Price allocated to the Terminated Property and the denominator equal to the total Purchase Price of all of the Properties; or (B) to consummate the transactions contemplated hereby, notwithstanding such default, without any abatement or reduction in the Purchase Price on account thereof. It is understood and agreed that for purposes of this Section 10.2, if a default results from a false representation or warranty, such default shall be deemed cured if the events, conditions, acts or omissions giving rise to the falsehood are cured within the applicable cure period even though, as a technical matter, such representation or warranty was false as of the date actually made.

         10.3 Intentionally omitted.

         10.4 Limitations on Liability.

              (a) The parties hereto confirm and agree that in each instance herein where a party or its Affiliates is entitled to payment or reimbursement for damages, costs or expenses pursuant to the terms and conditions of this Agreement, any payment or reimbursement made to such party shall be conclusively deemed to be for the account of both such party and its Affiliates, it being acknowledged and agreed that a payment or reimbursement made to such party for damages, costs or expenses shall be sufficient to satisfy all claims for payment or reimbursement of such party and its Affiliates. The parties further confirm and agree that no party hereto (a "Non-Performing Party") will be deemed to be in default hereunder or be liable for any breach of its representations and warranties under this Agreement if its failure to perform an obligation hereunder is based solely on the non-performance of another party to this Agreement (which other party is not an Affiliate of the Non-Performing Party) or where all conditions precedent to the obligation of such Non-Performing Party to consummate the Closing under Section 4 have not been fulfilled.

              (b) To the maximum extent permitted by applicable law, no shareholder, director, officer or employee of any party to this Agreement shall have any personal liability with respect to the liabilities or obligations of such party under this Agreement or any document executed by such party pursuant to this Agreement.

SECTION 11. MISCELLANEOUS.

         11.1 Agreement to Indemnify.

              (a) From and after the Closing Date (i) MI shall indemnify, defend and hold harmless Purchaser from and against any and all obligations, claims, losses, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of
(v) any termination of employment of employees at the Property prior to or upon the Closing Date resulting from the termination of employment of such employees by Seller, Seller's Affiliate or their respective operator and/or the failure of the Tenant to hire such employees (including, without limitation, severance pay, wrongful discharge claims, and claims and/or fines under Federal, state or local statutes or regulations, including, without limitation, the Worker Adjustment and Retraining Notification Act), (w) the employment of such individuals prior to the Closing Date, including, without limitation, employment-related claims; COBRA-related claims; disability claims; vacation; sick leave; wages; salaries; payments due (or allocable) to any medical, pension, and health and welfare plans, and any other employee benefit plan established for the employees at each Property; and employee-related tax obligations such as, but not limited to, social security and unemployment taxes accrued as of the Closing Date, (x) events, acts, or omissions of Seller that occurred in connection with their respective ownership or operation of each Property prior to the Closing Date or obligations accruing prior to the Closing Date under any Contract of Seller (except to the extent of any adjustment made in respect of such Contract at the Closing ), (y) any material breach of a representation or warranty made by MI, on its own behalf or on behalf of Seller under Section 6 of which Purchaser did not have knowledge of such breach prior to or on the Closing Date (as such representations and warranties may be modified pursuant to said Section 6 and subject to the twelve (12) month limitation period set forth therein, if applicable), or (z) any claim against Purchaser for damage to property of others or injury to or death of any person or any debts or obligations of or against Seller and arising out of any event occurring on or about or in connection with any Property or any portion thereof, at any time or times prior to the Closing Date, and (ii) Purchaser shall indemnify, defend and hold harmless Seller and MI from and against any and all obligations, claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (x) events, acts, or omissions of Purchaser that occur in connection with its ownership or operation of each Property from and after the Closing Date or obligations accruing from and after the Closing Date under any Contract of Seller (or any contract of the Tenant executed on behalf of Seller) (except to the extent of any adjustment made in respect of such Contract at the Closing ), provided that any provision of any Lease that applies to such event, act or omission shall take precedence over the indemnity provided for in this clause (x), or (y) any material breach of a representation or warranty made by Purchaser under Section 7 as such representations and warranties may be modified pursuant to said Section 7 (and subject to the twelve (12) month limitation period set forth therein).

              (b) The provisions of this Section 11.1 shall not apply to any liabilities or obligations with respect to hazardous substances, the liabilities of the parties with respect thereto being governed by the representation and warranty of MI set forth in Section 6.12. The indemnity provided for in this
Section 11.1 shall not extend to any consequential damages or punitive damages.

              (c) Whenever it is provided in this Agreement that an obligation will continue after the Closing as an obligation of Purchaser or be assumed by Purchaser after the Closing, Purchaser shall be deemed to have also agreed to indemnify and hold harmless Seller and MI and their respective successors and assigns from and against any claims, losses, damages, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) arising from any failure of Purchaser to perform the obligation so continued or assumed after the Closing (but not with respect to any act or omission which occurred prior to the Closing).

              (d) Whenever any party shall learn through the filing of a claim or the commencement of a proceeding or otherwise of the existence of any liability for which another party is or may be responsible under this Agreement, the party learning of such liability shall notify the other party promptly and furnish such copies of documents (and make originals thereof available) and such other information as such party may have that may be used or useful in the defense of such claims and shall afford said other party full opportunity to defend the same in the name of such party and shall generally cooperate with said other party in the defense of any such claim.

              (e) The provisions of this Section 11.1 shall survive the Closing hereunder subject to the limitations set forth in this Section 11.1. Except as specifically provided otherwise herein, all representations and warranties made in this Agreement shall survive the Closing for a period of twelve (12) months after the Closing Date. With respect to all representations and warranties made in this Agreement which survive the Closing for a period of twelve (12) months after the Closing Date, any action, suit or proceeding with respect to the truth, accuracy or completeness of any such representation or warranty shall be commenced, if at all, on or before the date which is twelve (12) months after the Closing Date and served promptly (but in no event later than sixty (60) days after commencement) and, if not commenced on or before such date and so served, thereafter shall be void and of no force or effect.

         11.2 Brokerage Commissions. Each of the parties hereto represents to the other parties that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby, and that it reasonably believes that there is no basis for any other person or entity to claim a commission or other compensation for bringing about this Agreement or the transactions contemplated hereby. MI shall indemnify and hold harmless Purchaser and its successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with Seller. Purchaser shall indemnify and hold harmless Seller and MI and their successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with Purchaser. Nothing contained in this section shall be deemed to create any rights in any third party. The provisions of this Section 11.2 shall survive the Closing hereunder and any termination of this Agreement.

         11.3 Publicity. The parties agree that no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated hereby to any third party without the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, except as may be required by law or as may be reasonably necessary, on a confidential basis, to inform any rating agencies, potential sources of financing, financial analysts, or to entities involved with a sale of a Controlling Interest in Seller, MSLS, Purchaser, or Tenant or any of their Affiliates or to receive legal, accounting and/or tax advice; provided, however, that, if such information is required to be disclosed by law, the party so disclosing the information will use reasonable efforts to give notice to the other parties as soon as such party learns that it must make such disclosure. Notwithstanding the foregoing, if such information is required to be disclosed to any governmental authority to facilitate the transfer of Permits pursuant to
Section 4.6(a) or the acquisition of Permits pursuant to Section 4.6(b), the disclosing party may disclose such information without the consent of the other parties and shall promptly give written notice to the other parties of such information which was disclosed.

         11.4 Notices.

              (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

              (b) All such notices shall be addressed,

               if to MI, Tenant or Seller, to:

                           Marriott International, Inc.
                           10400 Fernwood Road
                           Bethesda, Maryland 20817
                           Attn:  Chief Financial Officer

               with a copy to:

                                    Marriott International, Inc.
                                    10400 Fernwood Road
                                    Bethesda, Maryland 20817
                                    Attn:  General Counsel

                                    and

                                    Marriott International, Inc.
                                    10400 Fernwood Road
                                    Bethesda, Maryland 20817
                                    Attn: Treasurer

                                    and

                                    Arent Fox Kintner Plotkin & Kahn, PLLC
                                    1050 Connecticut Avenue, N.W.
                                    Washington, DC 20036-5339
                                    Attn:   Joseph Fries, Esq.

               if to Purchaser, to:

                  c/o CNL Retirement Corp.
                  CNL Center at City Commons
                  450 South Orange Avenue
                  Orlando, Florida 32801-3336
                  Attn: Chief Operating Officer

               with a copy to:

                  Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
                  215 North Eola Drive
                  Post Office Box 2809
                  Orlando, Florida 32802
                  Attn:  Thomas E. Francis, Esq.

              (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

         11.5 Waivers, Etc. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

         11.6 Assignment; Successors and Assigns. Except as otherwise provided herein, this Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

         11.7 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         11.8 Counterparts, Etc. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. This Agreement may not be amended or modified in any respect other than by the written agreement of all of the parties hereto.

         11.9 Governing Law; Jurisdiction; Waiver of Jury Trial.

              (a) This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Maryland.

              (b) To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement shall be brought and prosecuted in such court or courts located in the State of Maryland as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State of Maryland and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

              (c) EACH PARTY HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE LEASE OR ANY OTHER DOCUMENT RELATED TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. ANY PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH PARTY HERETO.

         11.10 Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

         11.11 Attorneys' Fees. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees, incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

         11.12 Relationship. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto, it being understood and agreed that (except as and to the extent specifically provided for herein) no provision contained herein, nor any acts of the parties hereto shall be deemed to create the relationship between the parties hereto other than the relationship of seller and purchaser and landlord and prospective tenant, as the case may be.

         11.13 Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         11.14 Disclosure. From and after Closing Date, and at the written request of Purchaser, Seller shall provide such financial statements in respect Seller's operations relating to its Property from the date of Seller's commencement of business to the Closing Date to the extent such financial statements are required by applicable securities laws and regulations and the SEC's interpretation thereof; provided, however, that (i) Seller reserves the right, in good faith, to challenge, and require Purchaser to use commercially reasonable efforts to challenge, any assertion by the SEC, any other applicable regulatory authority, or Purchaser's independent public accountants that applicable law or regulations require the provision of such financial statements, (ii) Purchaser shall not, without Seller's consent (which consent shall not be unreasonably withheld, delayed or conditioned), acquiesce to any such challenged assertion until Purchaser has exhausted all reasonable available avenues of administrative review, and (iii) Purchaser shall consult with Seller in pursuing any such challenge and will allow Seller to participate therein if and to the extent that Seller so elects. Any and all costs and expenses incurred by Seller, including, without limitation, reasonable attorneys' fees and expenses, in connection with providing such financial statements to Purchaser or in connection with any challenge to an SEC assertion (including Seller's consultation or participation with Purchaser in respect of same) shall be reimbursed to Seller by Purchaser within ten (10) days following written demand by Seller.

         11.15 Acknowledgment of the Financial Condition of the Parties. Seller and Purchaser (by their signatures below) and each Applicable Property
Transferee (by executing the Assignment of Purchase Contract between the Purchaser and the Applicable Property Transferees) hereby (i) acknowledge that they have received information concerning the financial condition of each of the parties hereto, and (ii) agree that, in light of the obligations of the respective parties under the Purchase Agreement and all other documents executed pursuant to the Purchase Agreement (collectively the "Transaction Documents"), the financial condition of each party hereto and the Applicable Property Transferees is acceptable to all such entities for the carrying out of each such entity's respective obligations under the Transaction Documents.



                   [SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have caused this Purchase and Sale Agreement (MA3 - 2003 - Quadrangle/Fairfax) to be executed as a sealed instrument as of the Effective Date.


                          SELLER:

                          MARRIOTT CONTINUING CARE, LLC,
                          a Delaware limited liability company

                          By: Marriott Senior Living Services, Inc., A Delaware corporation, sole Member

                                   By:      /s/ Timothy J. Grisius
                                            ------------------------------------
                                            Timothy J. Grisius
                                            Authorized Signatory




                          MI:
                          MARRIOTT INTERNATIONAL, INC.,
                          a Delaware corporation


                          By:      /s/ Timothy J. Grisius
                                   --------------------------------------------
                                   Timothy J. Grisius
                                   Authorized Signatory


                   [SIGNATURES FOR PURCHASE AGREEMENT CONTINUE
                             ON THE FOLLOWING PAGES]

                               PURCHASER:

                               CNL RETIREMENT MA3, LP, a Delaware limited partnership

                               By:      CNL Retirement MA3 GP Holding, LLC,
                                        a Delaware limited liability company,
                                        Its sole general partner


                                        By:      /s/ Bradley B. Rush
                                                 --------------------------
                                                 Bradley B. Rush
                                                 Senior Vice President

                                   Schedule A

                          Description of the Properties



Property                                                Number of Resident Rooms

The Quadrangle, Haverford, PA                                        542

The Fairfax Marriott LifeCare, Ft. Belvoir, VA                       487

                                   Schedule B

                             Permitted Encumbrances

                                   Schedule C

                          Allocation of Purchase Price

                        (MA3, 2003 - Quadrangle/Fairfax)

         The Purchase Price shall be One Hundred Three Million Seven Hundred Sixty Eighty Thousand Two Hundred Five Dollars ($103,768,205) allocated among the Properties as follows:

                                                                                          Purchase Price
     Facility           Location                              Purchase Price ($)   Allocation Percentage
     --------           --------                              ------------------             -----------

     Quadrangle         Haverford, PA                                 45,950,200                  44.28%
     Fairfax Marriott   Ft. Belvoir, VA                               57,818,005                  55.72%
     LifeCare
     ------------------ ------------------------------ -------------------------- -----------------------
                        Total                                        103,768,205                 100.00%



                                   Schedule D

                          Venture Organizational Chart

                                [GRAPHIC OMITTED]

                                  Schedule E-1

                Description of Quadrangle, Haverford, PA Property

                                  Schedule E-2

         Description of Fairfax Marriott LifeCare, Ft. Belvoir Property

                                   Schedule F

                                Title Commitments

------------------------------- ---------------------------- -------------------------- ---------------------------
        Commitment or
                                      Effective Date                 Property                 City and State
         Order Number
------------------------------- ---------------------------- -------------------------- ---------------------------
           NA 23722                 September 30, 2002       Quadrangle                 Haverford, PA
------------------------------- ---------------------------- -------------------------- ---------------------------
           NA 23621                   October 4, 2002        Fairfax                    Ft. Belvoir, VA
------------------------------- ---------------------------- -------------------------- ---------------------------



                                   Schedule G

                                     Surveys

  ----------------------------- ---------------------------- -------------------------- ---------------------------
      The Matthews Company            Date of Survey                 Property                 City and State

           Job Number
  ----------------------------- ---------------------------- -------------------------- ---------------------------
               23832                   November 18, 2002       Quadrangle                 Haverford, PA
  ----------------------------- ---------------------------- -------------------------- ---------------------------
               23826                   November 26, 2002       Fairfax                    Ft. Belvoir, VA
  ----------------------------- ---------------------------- -------------------------- ---------------------------


                                   Schedule H

                              Environmental Reports

------------------ ----------------- --------- ------------------- ---------------- ----------------- ----------------
    Property        City and State     Pool         Provider       Effective Date   Objection Letter  CI Project No.
------------------ ----------------- --------- ------------------- ---------------- ----------------- ----------------
Fairfax            Ft. Belvoir       MSL3      Commercial          November 25,     N/A - No          0154-0017-CNL
                                               Inspectors, LLC     2002             objections
------------------ ----------------- --------- ------------------- ---------------- ----------------- ----------------
Quadrangle         Haverford, PA     MSL3      Commercial          November 25,     N/A - No          0154-0018-CNL
                                               Inspectors, LLC     2002             objections
------------------ ----------------- --------- ------------------- ---------------- ----------------- ----------------


                                   Schedule I

                              Special Warranty Deed

                                   Schedule J

                         Form of Assignment of Contracts

                                   Schedule K

                    Form of Assignment of Intangible Property

                                   Schedule L

    Form of Assignment of Purchase Contract to Applicable Property Transferee

                                   Schedule M

                          Form of Warranty Bill of Sale

                                   SCHEDULE N

                   FORM OF SUBSTITUTE ARCHITECT'S CERTIFICATE

                                   SCHEDULE O

                    FORM OF SUBSTITUTE ENGINEER'S CERTIFICATE

                                   Schedule P

                                  FF&E Schedule


Haverford, PA Location:

Fixed Asset Detail Schedule (BU/Product Dept:  54/54802.6049); For 2003

Fort Belvoir, VA Location:

Fixed Asset Detail Schedule (BU/Product Dept:  54/54801.6049); For 2003

                                   Schedule Q

                     Purchaser's Title and Survey Objections

                            Survey Objection Letters

---------------- ------------------- -------------------- -------------------------- ------------------------ ----------------
 The Matthews      Date of Survey         Property             City and State           Date of Objection      Document No.
    Company

  Job Number                                                                                 Letter
---------------- ------------------- -------------------- -------------------------- ------------------------ ----------------
23832            November  18, 2002  Quadrangle           Haverford, PA              December 7, 2002         607217
---------------- ------------------- -------------------- -------------------------- ------------------------ ----------------
23826            November  26, 2002  Fairfax              Ft. Belvoir, VA            December 11, 2002        608491
---------------- ------------------- -------------------- -------------------------- ------------------------ ----------------



                             Title Objection Letters

------------------- ---------------- -------------------- -------------------------- ------------------------ ----------------

Commitment or       Effective Date   Property             City and State             Date of Objection        Document No.
Order Number                                                                         Letter
------------------- ---------------- -------------------- -------------------------- ------------------------ ----------------
     NA 23722        September 30,   Quadrangle           Haverford, PA                 December 7, 2002          607217
                         2002
------------------- ---------------- -------------------- -------------------------- ------------------------ ----------------
     NA 23621       October 4, 2002  Fairfax              Ft. Belvoir, VA               December 11, 2002         608491
------------------- ---------------- -------------------- -------------------------- ------------------------ ----------------


                                   Schedule R

                  Purchaser's Environmental Report Objections

------------------ ----------------- ------------------------ ------------------ --------------------- ---------------------
    Property        City and State          Provider           Effective Date      Objection Letter       CI Project No.
------------------ ----------------- ------------------------ ------------------ --------------------- ---------------------
Fairfax            Ft. Belvoir       Commercial Inspectors,   November 25, 2002  N/A - No objections   0154-0017-CNL
                                     LLC
------------------ ----------------- ------------------------ ------------------ --------------------- ---------------------
Quadrangle         Haverford, PA     Commercial Inspectors,   November 25, 2002  Dec. 17, 2002         0154-0018-CNL
                                     LLC                                         (Document # 609955)
------------------ ----------------- ------------------------ ------------------ --------------------- ---------------------


                                   Schedule S

                           List of Litigation Matters


                                      None.

                                   Schedule T

                              Term Sheet for Lease


Tenant

         o Tenant will be Marriott Continuing Care, LLC o There will be a lease between the CNL and the Tenant.
         o A 4.5% marketing fee will be allowed to Tenant on the proceeds generated from the sale of refundable life care bonds. o Tenant will be responsible for maintaining statutory reserves for the properties.

Lease Structure

         o Initial Lease Rate of 10.25% with three-percent (3%) increases annually. Credit against this amount will be granted for the proceeds from the sale of non-refundable bonds. Look back owner's second priority of 15% on property basis.
         o Through the lease, tenant will assign 100% of refundable life care bond (net of the 4.5% marketing fee) revenue as percentage rent.
         o Landlord will retire liabilities for terminated life care bonds in accordance with assignment and assumption agreement, to be negotiated between MCC, Sunrise and CNL.
         o Pennsylvania: 15-year term with a ten year renewal, followed by a five year eleven month renewal
         o Virginia: 15-year term with two ten year renewals
         o Triple net lease
         o The two leases will be pooled.

Cash Flow Waterfall

From Operations
         1.Operating  expenses,  including  provision for what would equate to a six percent management fee on gross revenues, which would exclude all entrance fees or life care bonds.
         2. Capital reserve for FF&E equal to 5%.
         3. Lease payment
         4.Distributions  to  owner,  up to a  cumulative,  non-compounding  15%
           return on property basis.